MAYTAG CORPORATION

                                 Exhibit 4(f)

U.S. $100,000,000 Credit Agreement Dated as of June 25, 1993 Among Registrant, the Banks Party Hereto and Bank of Montreal, Chicago Branch as Agent and Royal Bank of Canada.


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CONFORMED COPY





                              U.S. $100,000,000
                               CREDIT AGREEMENT
                                 Dated as of

                                 June 25, 1993

                                     Among
                             MAYTAG CORPORATION,
                           THE BANKS PARTY HERETO,
                                     AND

                       BANK OF MONTREAL, CHICAGO BRANCH
                                   as Agent

                                     AND

                             ROYAL BANK OF CANADA
                                 as Co-Agent




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                              TABLE OF CONTENTS

Introduction                                                              1

SECTION 1.     THE COMMITTED FACILITY                                     1

     Section 1.1.   The Commitments.                                      1
     Section 1.2.   Applicable Interest Rates.                            1
     Section 1.3.   Minimum Borrowing Amounts.                            3
     Section 1.4.   Manner of Borrowing Committed Loans and Designating
                    Interest Rates Applicable to Loans.                   3

SECTION 2.     THE SWING LINE LOANS                                       5

     Section 2.1.   The Swing Line Loans.                                 5
     Section 2.2.   Notices.                                              6
     Section 2.3.   The Participating Interests.                          6

SECTION 3.     GENERAL PROVISIONS APPLICABLE TO LOANS                     6

     Section 3.1.   Interest Periods.                                     6
     Section 3.2.   Maturity of Loans.                                    7
     Section 3.3.   Prepayments.                                          7
     Section 3.4.   Default Rate.                                         8
     Section 3.5.   The Notes.                                            8
     Section 3.6.   Commitment Terminations.                              9
     Section 3.7.   Funding Indemnity.                                    9

SECTION 4.     FEES                                                      10

     Section 4.1.   Facility Fee.                                        10
     Section 4.2.   Closing Fee.                                         10
     Section 4.3.   Agent Fees.                                          10

SECTION 5.     PLACE AND APPLICATION OF PAYMENTS.                        10

     Section 5.1.   Place and Application of Payments.                   10

SECTION 6.     DEFINITIONS                                               11

     Section 6.1.   Definitions.                                         11
     Section 6.2.   Interpretation.                                      17

SECTION 7.     REPRESENTATIONS AND WARRANTIES.                           17

     Section 7.1.   Organization and Qualification.                      17
     Section 7.2.   Subsidiaries.                                        18

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     Section 7.3.   Corporate Authority and Validity of Obligations.     18
     Section 7.4.   Not an Investment Company.                           18
     Section 7.5.   Margin Stock.                                        18
     Section 7.6.   Financial Reports.                                   19
     Section 7.7.   No Material Adverse Change.                          19
     Section 7.8.   Litigation.                                          19
     Section 7.9.   Tax Returns.                                         19
     Section 7.10.  Approvals.                                           19
     Section 7.11.  Liens.                                               19
     Section 7.12.  ERISA.                                               20
     Section 7.13.  Compliance with Environmental Laws.                  20

SECTION 8.     CONDITIONS PRECEDENT.                                     21

     Section 8.1.   Initial Borrowing.                                   21
     Section 8.2.   All Loans.                                           21

SECTION 9.     COVENANTS.                                                22

     Section 9.1.   Corporate Existence.                                 22
     Section 9.2.   Maintenance.                                         22
     Section 9.3.   Taxes.                                               22
     Section 9.4.   Insurance.                                           23
     Section 9.5.   Financial Reports and Other Information.             23
     Section 9.6.   Consolidated Tangible Net Worth.                     24
     Section 9.7.   Leverage Ratio.                                      25
     Section 9.8.   Interest Coverage Ratio.                             25
     Section 9.9.   Mergers, Consolidations, Leases, and Sales.          25
     Section 9.10.  Change of Control.                                   26
     Section 9.11.  ERISA.                                               26
     Section 9.12.  Conduct of Business.                                 26
     Section 9.13.  Liens.                                               26
     Section 9.14.  Use of Proceeds; Margin Stock.                       28
     Section 9.15.  Compliance with Laws.                                28

SECTION 10.     EVENTS OF DEFAULT AND REMEDIES.                          28

     Section 10.1.  Events of Default.                                   28
     Section 10.2.  Non-Bankruptcy Defaults.                             30
     Section 10.3.  Bankruptcy Defaults.                                 30
     Section 10.4.  Expenses.                                            31

SECTION 11.     CHANGE IN CIRCUMSTANCES.                                 31

     Section 11.1.  Change of Law.                                       31
     Section 11.2.  Unavailability of Deposits or Inability to
                    Ascertain, or Inadequacy of, LIBOR.                  31
     Section 11.3.  Increased Cost and Reduced Return.                   32

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     Section 11.4.  Lending Offices.                                     34
     Section 11.5.  Discretion of Bank as to Manner of Funding.          34
     Section 11.6.  Substitution of Bank.                                34

SECTION 12.     THE AGENT.                                               34

     Section 12.1.  Appointment and Authorization.                       34
     Section 12.2.  Agent and Affiliates.                                34
     Section 12.3.  Action by Agent.                                     35
     Section 12.4.  Consultation with Experts.                           35
     Section 12.5.  Liability of Agent.                                  35
     Section 12.6.  Indemnification.                                     35
     Section 12.7.  Credit Decision.                                     36
     Section 12.8.  Resignation of Agent and Successor Agent.            36
     Section 12.9.  Payments.                                            36
     Section 12.10. Co-Agent.                                            37

SECTION 13.     MESCELLANEOUS.                                           37

     Section 13.1.  Withholding Taxes.                                   37
     Section 13.2.  No Waiver of Rights.                                 38
     Section 13.3.  Non-Business Day.                                    38
     Section 13.4.  Documentary Taxes.                                   38
     Section 13.5.  Survival of Representations.                         38
     Section 13.6.  Survival of Indemnities.                             38
     Section 13.7.  Sharing of Set-Off.                                  39
     Section 13.8.  Notices.                                             39
     Section 13.9.  Counterparts.                                        40
     Section 13.10. Successors and Assigns.                              40
     Section 13.11. Participants and Note Assignees.                     40
     Section 13.12. Assignment of Commitments by Banks.                  40
     Section 13.13. Amendments.                                          41
     Section 13.14. Legal Fees and Indemnification.                      41
     Section 13.15. Currency.                                            41
     Section 13.16. Currency Equivalence.                                42
     Section 13.17. Governing Law.                                       42
     Section 13.18. Termination of Existing Credit Agreement.            42
     Section 13.19. Headings.                                            42
     Section 13.20. Entire Agreement.                                    42

Signatures                                                               43

EXHIBIT A       FORM OF NOTE
EXHIBIT B       SUBSIDIARIES
EXHIBIT C       FORM OF OPINION OF COUNSEL
EXHIBIT D       FORM OF OPINION OF COUNSEL
EXHIBIT E       FORM OF COMPLIANCE CERTIFICATE

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                               Credit Agreement

To each of the Banks signatory hereto

Ladies and Gentlemen:

     Introduction; The undersigned, Maytag Corporation, a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a revolving credit as more fully hereinafter set forth. Each of you is hereinafter referred to individually as a "Bank" and all of you are hereinafter referred to collectively as the "Banks". Bank of Montreal, acting through its Chicago Branch, in its capacity as agent for the Banks hereunder, and any successor thereto pursuant to Section 12.8 hereof, is hereinafter referred to as the "Agent" and Royal Bank of Canada in its capacity as co-agent hereunder is hereinafter referred to as the "Co-Agent".

SECTION 1.      THE COMMITTED FACILITY.

     Section 1.1.The Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to the Borrower from time to time in U.S. Dollars or Alternative Currencies on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of its commitment to make Loans set forth on the applicable signature page hereof or pursuant to Section 13.12 hereof (its "Commitment" and cumulatively for all the Banks the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. At no time shall the aggregate Original Dollar Amount of all outstanding Loans (whether Committed or Swing Line Loans) exceed the Commitments then in effect, which Commitments on the date hereof total U.S. $100,000,000. Each Borrowing of Committed Loans shall be advanced, continued, or converted, as applicable pursuant to Section 1.4 hereof, ratably from the Banks in proportion to their respective Unused Commitments. Subject to Section 1.4 hereof, the Borrower may elect that each Borrowing of Committed Loans be advanced or maintained as Domestic Rate Loans or Eurocurrency Loans, which Committed Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments and all other terms and conditions hereof.

Section 1.2.    Applicable Interest Rates.

     (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Domestic Rate Loan (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to


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time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

     "Domestic Rate" means for any day the greater of:

                 (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                (ii) the sum of (x) the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on any such next succeeding Business Day, the rate for such day shall be the average of the rates quoted to the Agent by two or more New York or Chicago Federal funds brokers on such day for such transactions as determined by the Agent, plus (y) 3/8 of 1% (0.375%).

     (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Eurocurrency Loan (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurocurrency Margin plus the Adjusted LIBOR applicable to such Loan, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

        "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:
                                 ____________LIBOR______________
           Adjusted LIBOR =      100% - Eurocurrency Reserve Percentage

        "LIBOR" means, with respect to an Interest Period for a Borrowing of Eurocurrency Loans, the average of the respective rates of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of U.S. Dollars or the relevant Alternative Currency, as applicable, in immediately available and freely transferable funds are offered to each of the Reference Banks at 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period by major banks in the eurocurrency interbank market upon request by each such Reference Bank for a period equal to such Interest

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Period and in an amount equal to the principal amount of the Eurocurrency
Loan scheduled to be advanced, continued or created by conversion from a Domestic Rate Loan by such Reference Bank as part of such Borrowing.

        "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

        "Eurocurrency Margin" means for each Eurocurrency Loan: (i) 0.250% per annum for any day Level I Status exists, (ii) 0.375% per annum for any day Level II Status exists, (iii) 0.500% per annum for any day Level III Status exists, and (iv) 1.000% per annum for any day Level IV Status exists; provided that for any day the aggregate outstanding Original Dollar Amount of the Loans is greater than 50% of the Commitments then in effect, the Eurocurrency Margin shall be an additional 0.125% per annum for each day Level I Status, Level II Status or Level III Status exists and shall be an additional 0.250% per annum for each day Level IV Status exists.

       (c) Rate Quotations. Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or, if no such quotation is provided on a timely basis, the provisions of Section 11.2 shall apply.

       (d) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder and the Original Dollar Amount of each Loan hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

     Section 1.3. Minimum Borrowing Amounts. Each Borrowing of Committed Loans at any time outstanding shall be in an amount not less than an Original Dollar Amount of U.S. $10,000,000.

     Section 1.4. Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to Loans.

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       (a)   Notice to the Agent.  The Borrower shall give notice to the Agent by no later than 9:00 a.m. (Chicago time) (i) at least four (4) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3's minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Domestic Rate Loans, (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 9:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 9:00 a.m. (Chicago time) at least four (4) Business
Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

       (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each of the Banks of any notice from the Borrower received pursuant to Section 1.4.(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans (unless such Borrowing is a Borrowing of Swing Line Loans in which case such notice shall only be given to the Borrower and the Bank or Banks making such Swing Line Loans) and, if such Borrowing (including a Borrowing of Swing Line Loans) is denominated in an Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

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       (c)   Borrower's Failure to Notify.  Any outstanding Borrowing of
Domestic Rate Loans shall, subject to Section 8.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.4(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by
Section 1.4(a) and has not notified the Agent within the period required by
Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 8.2 hereof. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 8.2 hereof, including the restrictions contained in the definition of Interest Period.

       (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to
Section 8 hereof, each Bank (or, in the case of a Swing Line Loan, the Bank or Banks making such Swing Line Loan) shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois, except that if such Borrowing is denominated in an Alternative Currency each Bank (or each Bank participating in any such Borrowing of Swing Line Loans) shall make available its Loan comprising part of such Borrowing at such office as the Agent has previously notified to each Bank, in such funds then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Agent s principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Agent has previously notified the Borrower, in each case in the type of funds received by the Agent from the Banks.

SECTION 2.   THE SWING LINE LOANS.

     Section 2.1. The Swing Line Loans. The Borrower may request any Bank to make uncommitted loans denominated in currencies other than U.S. Dollars (each a "Swing Line Loan" and collectively the "Swing Line Loans") in amounts such that the Original Dollar Amount of (i) all Swing Line Loans outstanding hereunder shall not exceed U.S. $20,000,000 and (ii) all Committed Loans and Swing Line Loans at any time outstanding hereunder shall not exceed the Commitments of the Banks then in effect. Each Bank may, but shall have no

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obligation to, make Swing Line Loans; provided that the aggregate Original
Dollar Amount of Swing Line Loans outstanding from any Bank, when added to the aggregate Original Dollar Amount of Committed Loans outstanding from such Bank, does not exceed such Bank's Commitment. Each Swing Line Loan shall be a Eurocurrency Loan subject to Section 1.2(b) hereof and the other terms and provisions hereof applicable to Eurocurrency Loans other than the provisions of Section 1.1 applicable only to Committed Loans and the provisions of
Section 1.4(a) and (c).

     Section 2.2. Notices. No later than 9:00 a.m. (Chicago time) on the date three (3) Business Days prior to any Borrowing of Swing Line Loans, the Borrower shall give telephonic or telecopy notice to the Agent (which notice, if by telephone, shall be promptly confirmed by telecopy or other written notice) of the Bank making each Swing Line Loan, the currency and principal amount of such Swing Line Loan, and the Interest Period of such Swing Line Loan.

     Section 2.3. The Participating Interests. Upon the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section 10.2 or 10.3 hereof, if any Swing Line Loans are then outstanding, each Bank shall purchase a pro rata interest, (based on the Commitment of each Bank hereunder (whether used or unused, and if then terminated pursuant to Section 10, as in effect immediately before such termination)) in the Swing Line Loans of each other Bank, in the currency of such Swing Line Loan so that, after giving effect to such adjustment, the outstanding principal amount of Loans of all the Banks, calculated using quotations of the U.S. Dollar Equivalent of such Swing Line Loans received on the date of acceleration, shall be pro rata based on the Banks' Commitments. Such purchase price shall be paid in the respective currencies of such Swing Line Loans.

     The several obligations of the Banks under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Bank, and each payment made by a Bank under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 3.   GENERAL PROVISIONS APPLICABLE TO LOANS; REDUCTION OF
            COMMITMENTS.

     Section 3.1. Interest Periods. As provided in Section 1.4 hereof, in the case of Committed Loans, and Section 2.2 hereof, in the case of Swing Line Loans, at the time of each request to advance, continue, or create through conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing is made, continued, or created through conversion and ending:
(a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (i.e. the first to occur thereafter of March 31, June 30,

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September 30, and December 31); (b) in the case of Eurocurrency Loans which are Committed Loans, 1, 2, 3, 6, or, if available from all the Banks, 9 months thereafter, as the Borrower may select; and (c) in the case of Eurocurrency Loans which are Swing Line Loans, the date, 1, 2, or 3 months thereafter as the Borrower may select; provided, however, that:

                 (a) any Interest Period for a Borrowing of Domestic Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;

                 (b) with respect to any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

                 (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

                 (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

     Section 3.2. Maturity of Loans. Each Committed Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Swing Line Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

     Section 3.3.   Prepayments.

       (a) Loans. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then:
(i) if such Borrowing is denominated in U.S. Dollars, in an amount not less than U.S. $10,000,000 and in integral multiples of U.S. $1,000,000, (ii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than U.S. $10,000,000 and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to
Section 1.3 hereof remains outstanding) any Borrowing of Loans at any time upon three Business Days', in the case of Eurocurrency Loans, or one Business Day s, in the case of Domestic Rate Loans, prior notice to the Agent (which shall advise each Bank thereof promptly thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by Section 3.7 hereof.

       (b) Reborrowings. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

     Section 3.4. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

            (a) with respect to any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

            (b) with respect to any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two (2%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

     Section 3.5. The Notes. (a) Each Loan made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

       (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, in respect of any Eurocurrency Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books and records of a

Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 3.6. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Commitments, in whole or in part, without premium or penalty, any partial termination to be in an amount not less than U.S. $10,000,000 or any larger amount that is an integral multiple of U.S. $1,000,000, and to reduce ratably the Commitments of the Banks; provided that the Commitments may not be reduced to an amount less than the Original Dollar Amount of Loans then outstanding. Any termination of Commitments pursuant to this Section 3.6 may not be reinstated.

     Section 3.7. Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

            (a) any payment, prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

            (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Domestic Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to Section 1.4 or 2.2 hereof,

            (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

            (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

SECTION 4.   FEES.

     Section 4.1. Facility Fee. The Borrower shall pay to the Agent for the ratable account of the Banks a facility fee (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily amount of the Commitments hereunder (whether used or unused) at a rate of (i) 0.1500% per annum for each day Level I Status exists, (ii) 0.1875% per annum for each day Level II Status exists,
(iii) 0.2500% per annum for each day Level III Status exists, and (iv) 0.5000% per annum for each day Level IV Status exists. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing September 30, 1993, and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the facility fees for the period to the date of such termination in whole shall be paid on the date of such termination. If any Bank fails to fund a Loan at a time when, pursuant to Section 8 hereof, it is obligated to fund such Loan, it shall not accrue a facility fee hereunder until it cures such default by funding such Loan. The Borrower shall not be obligated to pay such Bank's portion of the facility fee otherwise payable under this Section 4.1 if it notifies the Agent of such Bank's default and of the amount of the facility fee thereby not earned by such defaulting Bank. If the Agent receives any payment of the facility fee hereunder from which an amount has been so deducted as provided above, the Agent shall be entitled to not remit to any Bank identified by the Borrower as such a defaulting Bank its pro rata share of the portion of the facility fee not earned by such Bank as notified by the Borrower as provided above.

     Section 4.2. Closing Fee. On the date hereof, the Borrower shall pay to the Agent for the account of the Banks signatory hereto a closing fee equal to (i) for each Bank with a Commitment of U.S. $8,333,333 or less, 0.10% of such Bank's Commitment and (ii) for each Bank with a Commitment greater than U.S. $8,333,333, 0.12% of such Bank's Commitment.

     Section 4.3. Agent Fees. The Borrower shall pay to the Agent and Co-Agent the fees agreed to between the Agent and the Borrower.

SECTION 5.   PLACE AND APPLICATION OF PAYMENTS.

     Section 5.1. Place and Application of Payments. All payments of principal of and interest on the Loans and all payments of facility fees and all other amounts payable under this Agreement shall be made to the Agent by no later than 12:00 noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Agent has previously notified the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in lawful money of the United States of America, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on

Committed Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

SECTION 6.   DEFINITIONS; INTERPRETATION.

     Section 6.1. Definitions. The following terms when used herein have the following meanings:

        "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

        "Agent" means Bank of Montreal, acting through its Chicago Branch, and any successor pursuant to Section 12.8 hereof.

        "Alternative Currency" means Pounds Sterling, Deutsche Marks, French Francs, Australian Dollars, Canadian Dollars, Italian Lire and any other currency requested by the Borrower as an "Alternative Currency" hereunder which is available to each Bank as confirmed by the Agent to the Borrower after consultation with the Banks.

        "Authorized Officer" means each Authorized Representative and in any case shall include the Chief Financial Officer, Treasurer, and any Assistant Treasurer, or, in each case, any other officer performing comparable duties however designated.

        "Authorized Representative" means any of Jerry A. Schiller, Executive Vice President and Chief Financial Officer, Thomas C. Ringgenberg, Vice President and Treasurer, and Mark S. Ayers, Assistant Treasurer, as shown on the list of officers provided by the Borrower pursuant to Section 8.1(c) hereof, or any other person shown on any updated list provided by the Borrower to the Agent, or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

        "Bank" means each bank signatory hereto or that becomes a Bank hereunder pursuant to Section 13.12 hereof.

        "Borrower" means Maytag Corporation, a Delaware corporation.

        "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by one or more Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Commitments. Borrowings of Swing Line Loans are made from a Bank or Banks in accordance with Section 2 hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.4(a) or, in the case of the "advance" of Swing Line Loans, as agreed between the Borrower and the relevant Bank or Banks pursuant to Section 2.1.

        "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loans are to be made.

        "Capital Lease" means at any date any lease of Property which in accordance with GAAP at the time in effect would be required to be capitalized on the balance sheet of the lessee.

        "Capital Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

        "Change of Control" is defined in Section 10.1(h) hereof.

        "Co-Agent" means Royal Bank of Canada.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment" is defined in Section 1.1 hereof.

        "Committed Loan" is defined in Section 1.1 hereof.

        "Consolidated Income Before Interest and Taxes" means, for any fiscal quarter, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (i) earnings (not including any gains or losses from discontinued operations) before income taxes for such fiscal quarter, plus (ii) Consolidated Interest Expense for such fiscal quarter.

        "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries of the types described in clauses (i), (ii), (iii) and (v) of the definition of "Indebtedness," determined (without duplication) on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any fiscal quarter of the Borrower and its Subsidiaries, an amount equal to interest expense on Consolidated Indebtedness, as determined in accordance with GAAP.

        "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and Consolidated Subsidiaries for such period determined in accordance with GAAP.

        "Consolidated Net Worth" means the aggregate amount of the Borrower's and its Subsidiaries' shareholders' equity as determined from the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; provided, however, that Consolidated Net Worth shall not be increased or reduced on account of foreign currency translations.

        "Consolidated Subsidiary" means any Subsidiary or other entity whose accounts are required to be consolidated with those of the Borrower in accordance with GAAP.

        "Consolidated Tangible Net Worth" means the aggregate amount of the Borrower's and its Subsidiaries' shareholders' equity as determined from the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, less the net book value of all assets of the Borrower and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights, licenses and premiums on purchased assets; provided, however, that Consolidated Tangible Net Worth shall not be increased or reduced on account of foreign currency translations.

        "Controlled Group" has the same meaning as in Section 414(b) of the Code.

        "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

        "Domestic Rate" is defined in Section 1.2(a) hereof.

        "Domestic Rate Loan" means a Loan denominated in U.S. Dollars bearing interest before maturity at the rate specified in Section 1.2(a) hereof.

        "ERISA" is defined in Section 7.12 hereof.

        "Eurocurrency Loan" means either a Committed Loan or a Swing Line Loan bearing interest before maturity at the rate specified in Section 1.2(b) hereof.

        "Eurocurrency Margin" is defined in Section 1.2(b) hereof.

        "Eurocurrency Reserve Percentage" is defined in Section 1.2(b) hereof.

        "Event of Default" means any of the events or circumstances specified in Section 10.1 hereof.

        "GAAP" means generally accepted accounting principles, from time to time in effect, consistently applied.

        "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit.

         Indebtedness means for any Person all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable for property or other accrued expenses for services, in each case arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person, (iv) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (v) Capital Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

        "Interest Period" is defined in Section 3.1 hereof.

        "Lending Office" is defined in Section 11.4 hereof.

        "Level I Status" means the S&P Rating is greater than BBB+ and the Moody's Rating is greater than Baa1.

        "Level II Status" means Level I Status does not exist, but the S&P Rating is BBB or higher and the Moody's Rating is Baa2 or higher.

        "Level III Status" means neither Level I Status, nor Level II Status exists, but the S&P Rating is BBB- or higher and the Moody's Rating is Baa3 or higher.

        "Level IV Status" means the S&P Rating is less than BBB- or the Moody's Rating is less than Baa3 or either such rating is suspended, withdrawn or otherwise not provided.

        "LIBOR" is defined in Section 1.2(b) hereof.

        "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

        "Loan" means and includes Committed Loans and Swing Line Loans, and each of them singly, and the term "type" of Loan refers to its status as a Committed Loan or Swing Line Loan, or, if a Committed Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

        "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

        "Material Plan" is defined in Section 10.1(f) hereof.

        "Material Subsidiary" means any Subsidiary of the Borrower except a Subsidiary that (i) is incorporated outside the United States, and (ii) has neither (a) assets with a book value in excess of U.S. $5,000,000 nor (b) annual revenues for the most recently completed calendar year in excess of U.S. $5,000,000.

        "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. and shall be deemed to refer to the equivalent rating if such rating system changes.

        "Note" is defined in Section 3.5(a) hereof.

        "Original Dollar Amount" means the amount of any Loan denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

        "PBGC" is defined in Section 7.12 hereof.

        "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

        "Plan" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Borrower or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

        "Reference Banks" means Bank of Montreal and Royal Bank of Canada.

        "Required Banks" means as of the date of determination thereof, Banks holding at least 66-2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, Banks holding at least 66-2/3% in aggregate principal amount of the Loans outstanding hereunder.

        "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

        "SEC" means the Securities and Exchange Commission.

        "Set-Off" is defined in Section 13.7 hereof.

        "S&P Rating" means the rating assigned by Standard & Poor's Corporation to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Corporation and shall be deemed to refer to the equivalent rating if such rating system changes.

        "Subsidiary" means any corporation or other entity of which more than fifty percent (50%) of the outstanding Voting Stock, in the case of a corporation, or comparable equity interests having ordinary voting power for the election of the governing body of such non-corporate entity is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

        "Swing Line Loan" is defined in Section 2.1 hereof.

        "Termination Date" means June 24, 1994.

        "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent ongoing actuarial valuation date for such Plan.

        "Unused Commitment" means as to each Bank, the difference between such Bank's Commitment and the Original Dollar Amount of all outstanding Loans of such Bank.

        "U.S. Dollars" and the sign "U.S.$" means the lawful currency of the United States of America.

        "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

        "U.S. Taxes" is defined in Section 13.1(c) hereof.

        "Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

        "Welfare Plan" means a "welfare plan," as said term is defined in
Section 3(1) of ERISA.

        "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     Section 6.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 7.   REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Banks as follows:

     Section 7.1. Organization and Qualification. The Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

     Section 7.2. Subsidiaries. As of the date hereof, the only Subsidiaries of the Borrower are designated in Exhibit B hereto; each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole. Exhibit B hereto, as from time to time updated pursuant to Section 9.5(e), correctly sets forth, as to each Subsidiary required to be listed thereon, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law or nominal ownership by other shareholders required by local law for a non-U.S. Subsidiary), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares indicated in Exhibit B as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

     Section 7.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof and to perform all of its obligations hereunder and under the Notes; this Agreement and each Note delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, except insofar as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and this Agreement and the Notes do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravene any provision of law or any charter or by-law provision of the Borrower or any Subsidiary or any material covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties.

     Section 7.4. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     Section 7.5. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U, G or X of the Board of Governors of the Federal Reserve System.

     Section 7.6. Financial Reports. The consolidated statement of financial condition of the Borrower and the Consolidated Subsidiaries as at December 31, 1992 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Ernst & Young, independent public accountants, and the unaudited condensed statement of consolidated financial condition of the Borrower and the Consolidated Subsidiaries as at March 31, 1993 and the related condensed statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the three months then ended and accompanying notes, heretofore furnished to the Banks, fairly present the consolidated financial conditions of the Borrower and the Consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended in conformity with GAAP.

     Section 7.7. No Material Adverse Change. Since March 31, 1993 to the date hereof, there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Borrower and the Consolidated Subsidiaries taken as a whole.

     Section 7.8. Litigation. There is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Consolidated Subsidiary which if adversely determined would (a) in any material way impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (b) other than as previously disclosed in writing to the Banks, result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

     Section 7.9. Tax Returns. The consolidated United States federal income tax returns of the Borrower for the taxable year ended December 31, 1986 and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no assessments in respect of the consolidated United States federal income tax returns of the Borrower and the Consolidated Subsidiaries of a material nature for any taxable year ended after December 31, 1986 pending, nor to the knowledge of the Borrower is any such assessment threatened, other than for those which are provided for by adequate reserves.

     Section 7.10. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of this Agreement or the Notes.

     Section 7.11. Liens. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by Section 9.13 hereof.

     Section 7.12. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of December 31, 1992 there were no Unfunded Vested Liabilities of Plans maintained by the Borrower and its Subsidiaries. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Except as disclosed to the Agent in writing, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in
Part 6 of Title I of ERISA.

     Section 7.13. Compliance with Environmental Laws. (a) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except to the extent that such noncompliance in the aggregate would not (i) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or
(ii) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

       (b) The Borrower has not given, nor is it obligated to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release (other than, in either case, a federally permitted release), of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower's property, facilities, equipment or vehicles (whether now or heretofore owned); (iii) the Borrower may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); or (iv) any of the Borrower's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state, regional, county or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not (A) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (B) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole, and provided that, in the case of a Lien, such Lien does not violate Section 9.13 hereof.

SECTION 8.   CONDITIONS PRECEDENT.

        The obligation of each Bank to advance, continue, or convert any Loan hereunder shall be subject to the following conditions precedent:

     Section 8.1. Initial Borrowing. Prior to the advance of the initial Borrowing hereunder:

             (a) The Agent shall have received for each Bank the favorable written opinion of Sidley & Austin, counsel to the Borrower, in substantially the form of Exhibit C hereto, and of Edward H. Graham, Vice President and General Counsel of the Borrower, in substantially the form of Exhibit D hereto, and otherwise in form and substance satisfactory to the Required Banks;

             (b) The Agent shall have received for each Bank certified copies of resolutions of the Board of Directors of the Borrower and of a Special Committee thereof, together authorizing the execution and delivery of this Agreement and the Notes, indicating the authorized signers of this Agreement and the Notes and all other documents relating thereto and the specimen signatures of such signers; and

             (c) The Agent shall have received from the Borrower a list of its Authorized Representatives and the closing fee required by Section 4.2 hereof.

     Section 8.2. All Loans. As of the time of the advance, continuation, or conversion of each Borrowing hereunder (including the initial Borrowing):

             (a) The Agent shall have received for each Bank the Notes of the Borrower and the notice required by Section 1.4 or
     2.2 hereof;

             (b) Each of the representations and warranties of the Borrower set forth in Section 7 hereof shall be true and correct as of said time, except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date;

             (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of the advance, continuation, or conversion of such Borrowing;

             (d) After giving effect to the advance, continuation, or conversion of such Borrowing the aggregate amount of all indebtedness for borrowed money of the Borrower and its

     Subsidiaries will not exceed any limit on such indebtedness then established by the Board of Directors of the Borrower; and

             (e) After giving effect to the advance, continuation or conversion of such Borrowing (i) the Original Dollar Amount of all Loans outstanding hereunder shall not exceed the Commitments then in effect and (ii) the Original Dollar Amount of all Loans outstanding from each Bank shall not exceed such Bank's Commitment; and

             (f) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect, provided that if any such circumstances affect fewer than all the Banks then the unaffected Banks shall not be relieved of their obligations to continue or convert their Loans that form part of such Borrowing.

        Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section 8.2.
If any conditions contained in this Section 8.2 are not fulfilled for a Borrowing on the last day of its Interest Period, notwithstanding Section 3.2 hereof, such Borrowing shall be due and payable on the last day of its Interest Period.

SECTION 9.   COVENANTS.

     The Borrower agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder except to the extent compliance in any case or cases is waived in writing by the Required Banks:

     Section 9.1. Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 9.9 hereof.

     Section 9.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of the Subsidiary and not disadvantageous in any material respect to the Banks or the holders of the Notes.

     Section 9.3. Taxes. The Borrower will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves are provided therefor.

     Section 9.4. Insurance. The Borrower will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 9.4.

     Section 9.5. Financial Reports and Other Information. The Borrower will, and will cause each Consolidated Subsidiary to, maintain a standard system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and the Subsidiaries as may be reasonably requested; and without any request will furnish to each Bank:

             (a) within 50 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q Report filed with the SEC;

             (b) within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower s Form 10-K Report filed with the SEC, including a copy of the annual report of the Borrower and the Consolidated Subsidiaries for such year with accompanying financial statements, prepared by the Borrower and certified by Ernst & Young or any other independent public accountants of recognized national standing selected by the Borrower, in accordance with GAAP;

             (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Borrower files with the SEC or any successor thereto, or with any national securities exchange; and

             (d) as promptly as possible, and in any event within one Business Day after an Authorized Officer has knowledge thereof, notice of (i) any change in the S&P Rating or the Moody's Rating and (ii) any Default or Event of Default; and

             (e) an updated Exhibit B along with the financial statements delivered under subsection (a) or (b) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in Exhibit B hereto, as then most recently updated.

             (f) the Borrower will permit each Bank to visit and inspect, under the Borrower's guidance, any of the Properties of such Borrower or any Subsidiary, to examine all their books of account and records, to make copies and abstracts therefrom, and to discuss the Borrower's and its Subsidiaries' respective affairs, finances and accounts with such officers or employees as the Borrower may designate for such purpose, all at such reasonable times as may be reasonably requested; provided that unless a Default or an Event of Default exists, all such inspections shall be at the expense of the Bank or Banks making such inspections.

     Each of the financial statements furnished to the Banks pursuant to subsections (a) and (b) of this Section 9.5 shall be accompanied by a written certificate signed by the chief financial officer of the Borrower to the effect that (i) to the best of the knowledge and belief of the signer thereof no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same,
(ii) the representations and warranties contained in Section 7 hereof are true and correct as though made on the date of such certificate, except as otherwise described, (iii) the Borrower is in compliance with all covenants contained in Section 9 hereof, and (iv) a compliance certificate in the form of Exhibit E hereto showing the calculations necessary to determine compliance with Sections 9.6 through 9.8 hereof. In the event the Borrower is no longer required to file Form 10Q and 10K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.

     Section 9.6. Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth in an amount not less than:

             (i) U.S. $260,000,000 from the date hereof to and including September 29, 1993,

             (ii) U.S. $270,000,000 from September 30, 1993 to and
     including December 30, 1993,

             (iii)     U.S. $275,000,000 from December 31, 1993 to and
     including March 30, 1994, and

             (iv) thereafter, U.S. $275,000,000 plus, on a cumulative basis for each fiscal quarter, from the last day of each fiscal quarter during the Borrower s 1994 fiscal year, 33.33% of Consolidated Net Income, if positive, earned during the fiscal quarter ending on such date.

     Section 9.7. Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain a ratio of Consolidated Indebtedness to the sum of Consolidated Indebtedness plus Consolidated Net Worth of not more than:

             (i) 0.635 to 1.00 as of the last day of each fiscal quarter of the Borrower during the Borrower's 1993 fiscal year, and

             (ii) 0.600 to 1.00 as of the last day of each fiscal quarter thereafter.

     Section 9.8. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain the ratio of Consolidated Income Before Interest and Taxes to Consolidated Interest Expense of not less than:

            (i) 1.50 to 1.00 for the fiscal quarter of the Borrower ending June 30, 1993,

           (ii) 1.50 to 1.00 for the two most recently completed fiscal quarters of the Borrower ending September 30, 1993,

          (iii) 1.75 to 1.00 for the three most recently completed fiscal quarters of the Borrower ending December 31, 1993,

           (iv) 1.75 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending March 31, 1994, and

            (v) thereafter through June 30, 1994, 2.00 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending on the last day of such fiscal quarter.

     Section 9.9.   Mergers, Consolidations, Leases, and Sales.'  The
Borrower:

             (a) will not be a party to any merger or consolidation unless the Borrower is the surviving corporation;

             (b) except as permitted in Subsection (c) hereof, will not permit any Consolidated Subsidiary to be a party to any merger or consolidation unless the Consolidated Subsidiary is the surviving corporation and remains a Consolidated Subsidiary after the merger or consolidation, except any Consolidated Subsidiary may merge into the Borrower or a Wholly-Owned Consolidated Subsidiary and except that this subsection (b) shall not prohibit any merger where the Consolidated Subsidiary is not the surviving corporation if, after giving effect to such merger, the surviving corporation is a Wholly-Owned Consolidated Subsidiary; and

             (c) will not, and will not permit any Consolidated Subsidiary to, sell, assign, lease or otherwise transfer to any Person other than the Borrower or one or more Consolidated Subsidiaries any Properties (including, without limitation, any capital stock of any Consolidated Subsidiary) other than in the ordinary course of its business as conducted on the date hereof, unless such sale, assignment, lease or transfer is for a consideration not less than the fair market value thereof and unless, after giving effect to such sale, assignment, lease or transfer, the aggregate proceeds to the Borrower and the Consolidated Subsidiaries of all such sales, assignments, leases and transfers (other than in the ordinary course of its business as conducted on the date hereof) shall not exceed 10% of the Borrower's consolidated assets as shown on the Borrower's December 31, 1992 financial statements described in Section 7.6 hereof.

     Section 9.10. Change of Control. If a Change of Control shall occur, the Borrower will, within 1 Business Day after the Borrower becomes aware of the occurrence thereof, give the Agent notice thereof and describe in reasonable detail the facts and circumstances giving rise thereto.

     Section 9.11. ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any Subsidiary's intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

     Section 9.12. Conduct of Business. The Borrower will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Borrower would be substantially changed from the general nature of the business engaged in by the Borrower on the date of this Agreement.

     Section 9.13. Liens. The Borrower will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 9.13 shall not apply to nor operate to prevent:

             (a) Liens existing as of the date of this Agreement (which in the aggregate secure less than U.S. $10,000,000 in indebtedness and other liabilities and which in the aggregate apply to Property constituting less than 5% of the Borrower's consolidated assets);

             (b) Liens in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

             (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

             (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and the Subsidiaries secured by such Liens shall not exceed U.S. $25,000,000 at any one time outstanding;

             (e) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

             (f) Liens upon any Property acquired by the Borrower or any Subsidiary after the date hereof (A) to secure the payment of all or any part of the purchase price of such Property upon the acquisition thereof by the Borrower or such Subsidiary, or (B) to secure any indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary prior to, at the time of, or within 270 days after the acquisition of such Property, which indebtedness is issued, assumed or guaranteed for the purpose of financing all or any part of the purchase price of such Property, provided that in the case of any such acquisition the Lien shall not apply to any Property other than the Property so acquired or purchased;

             (g) Liens of or upon any Property existing at the time of acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition;

             (h) Liens of or upon any Property of a corporation existing at the time such corporation is merged with or into or consolidated with the Borrower or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation (or division thereof) as an entirety or substantially as an entirety to the Borrower or any Subsidiary and not created in contemplation of such transaction;

             (i) Liens to secure indebtedness of any Subsidiary to the Borrower or to another Subsidiary;

             (j) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property subject to such Liens, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings); or

             (k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (j), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

     Section 9.14. Use of Proceeds; Margin Stock. (a) The Borrower shall only use the proceeds of the Loans for general corporate purposes.

       (b) The Borrower shall not directly or indirectly use the proceeds of any of the Loans to purchase or carry any Margin Stock, and at no time will Margin Stock constitute 25% or more of the assets of the Borrower or of the consolidated assets of the Borrower and the Subsidiaries.

     Section 9.15. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 9, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities, non-compliance with which would (a) in any material way impair the validity or enforceability or the ability of the Borrower to perform its obligations under this Agreement or the Notes or
(b) result in any material adverse change in the financial condition or properties, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole; provided, however, that the Borrower or any Subsidiary shall not be required to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and adequate reserves, if appropriate, shall have been established therefor.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.

     Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

            (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby, whether at the stated maturity thereof or at any other time provided in this Agreement;

     or (ii) default for a period of five days in the payment when due of interest on any Note or any Loan evidenced thereby or of any other sums required to be paid pursuant to this Agreement;

            (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 9.6, 9.7, 9.8, 9.9, 9.10, 9.12 or 9.14 hereof;

            (c) default by the Borrower in the observance or performance of any other provision hereof not mentioned in (a) or
     (b) above, which is not remedied within 30 days after notice thereof to the Borrower by the Agent or any Bank;

            (d) any representation or warranty made herein by the Borrower, or in any statement or certificate furnished pursuant hereto by the Borrower, or in connection with any Loan advanced hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;

            (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of U.S. $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays enforcement thereof;

            (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

            (g) (A) default shall occur in the payment when due of any indebtedness for borrowed money issued or assumed by the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 or the Borrower or any Subsidiary shall default in the payment of any guaranty of indebtedness in such an amount, or
     (B) default shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money of the Borrower or any Subsidiary may be issued, assumed or guaranteed, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness for borrowed money of the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 (whether or not such maturity is in fact accelerated);

            (h) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more in voting power of the outstanding Voting Stock of the Borrower (a "Change of Control");

            (i) the Borrower or any Material Subsidiary shall (i) have entered against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.1(j) hereof; or

            (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 10.1(i)(v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

     Section 10.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 10.1(i) or (j) has occurred and is continuing, the Agent shall, by notice to the Borrower, (a) if so directed by the Required Banks, terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Banks holding Notes evidencing more than 66-2/3% of the aggregate principal amount of all Loans then outstanding, declare the principal of and the accrued interest on all outstanding Notes of the Borrower to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind. The Agent, after giving notice to the Borrower pursuant to Section 10.1 or this
Section 10.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

     Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the

Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

     Section 10.4. Expenses. The Borrower agrees to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all reasonable costs and expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the Notes.

SECTION 11.  CHANGE IN CIRCUMSTANCES.

     Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans in any currency or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Agent, and such Bank's obligations to make or maintain Eurocurrency Loans in such currency under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans in such currency. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may instead elect to convert the principal amount of the affected Eurocurrency Loan if denominated in U.S. Dollars into a Domestic Rate Loan from such Bank that shall not be maintained through conversion ratably by the Banks but only by such affected Bank.

     Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

            (a) the Agent is advised by the Reference Banks that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to the Reference Banks in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

            (b) Banks having 25% or more of the aggregate amount of the Commitments advise (or, in the case of a Swing Line Loan, a Bank scheduled to make such a Loan advises) the Agent that (i)
     LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of or its funding their Eurocurrency Loans or Loan for such Interest Period or (ii) that the making or funding of Eurocurrency Loans in the relevant currency has become impracticable as a result of an event occurring after the date of the Agreement which in the opinion of such Banks or Bank materially affects such Loans, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

     Section 11.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

           (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for taxes imposed on or measured by the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

        (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, the adoption of any risk-based capital guidelines, or any revisions thereof, currently proposed by banking regulators), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof

(including, without limitation, any requirement under existing risk-based capital guidelines to maintain capital against such Bank's Commitment hereunder), or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank s policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that if a Bank determines that under risk-based capital guidelines in effect on the date hereof it becomes required to maintain capital to support its Commitment such Bank's rights under this Section 11.3(b) shall be solely to give notice of such requirement to the Borrower and Agent, whereupon such Bank s Commitment shall terminate 30 days after such notice unless by such time the Borrower has agreed to increase the facility fee payable hereunder to the rate of "facility fee" payable under the U.S. $200,000,000 Credit Agreement dated of even date herewith among the Borrower, the Banks party thereto, and Bank of Montreal, as Agent (the "Long-Term Agreement"); provided that if any Loans from such Bank are outstanding at the time its Commitment is so terminated, the Borrower shall have the right to require that the Commitment of such Bank remain in effect in the amount of such outstanding Loans and thereafter continue to remain in effect in the aggregate amount of all unpaid Loans of such Bank that remain outstanding hereunder; provided, however, that any repayment of such Bank's outstanding Loans shall automatically reduce the amount of the Commitment of such Bank by the amount of such repayment and any Commitment of such Bank so remaining in effect shall continue to accrue a facility fee at the rate set forth in Section 4.1 hereof. Notwithstanding the foregoing, if Banks holding 50% or more of the Commitments determine that under existing risk-based capital guidelines they are required to maintain capital against their Commitments hereunder, then the facility fee payable under Section 4.1 hereof shall automatically increase to equal the rate for the "facility fee" payable under the Long-Term Agreement and no Bank shall have the right to terminate its Commitment as a result of such capital requirement.

        (c) Each Bank that suspends its obligation to advance or maintain Eurocurrency Loans under Section 11.1 hereof, determines to seek compensation under this Section 11.3, or becomes entitled to receive additional amounts under Section 13.1(c) hereof shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such right pursuant to any of such Sections and will designate a different Lending Office if such designation will avoid such situation or, in the case of Sections 11.3 and 13.1, reduce the amount of compensation payable thereunder, and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

     Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates or an international banking facility created by such Bank to make such Loan as it may from time to time elect and designate in a notice to the Borrower and the Agent; provided, however, that in such event such Loan shall be deemed to have been made by such Bank from its relevant Lending Office for such Loans, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch, office, affiliate or international banking facility.

     Section 11.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

     Section 11.6. Substitution of Bank. If (a) any Bank has demanded compensation or given notice of its intention to demand compensation under
Section 11.3 or (b) the Borrower is required to pay any additional amount to any Bank pursuant to Section 13.1, and in any such case the Required Banks are not in the same situation, the Borrower shall have the right, with the assistance of the Agent if desired, to seek a substitute bank or banks reasonably satisfactory to the Agent (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section 13.12 hereof, provided that such Bank's entire Commitment is replaced, and the U.S. $2,500 fee payable under
Section 13.12 shall not be payable in connection with any such assignment required under this Section 11.6.

SECTION 12.  THE AGENT.

     Section 12.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Bank of Montreal its Agent under this Agreement and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

      Section 12.2. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder. The term Bank as used herein, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

     Section 12.3. Action by Agent. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using their discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 10.2. The Agent shall not be deemed to have knowledge of any Default or Event of Default until it receives written notice thereof from the Borrower or a Bank specifically identified as a "notice of default." The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrower.

     Section 12.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     Section 12.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 8, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement, (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receive notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 13.12 hereof.

     Section 12.6. Indemnification. Each Bank shall, ratably in accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Agent, its directors, officers, and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that any of them may suffer or incur in connection with this Agreement or any action taken or omitted by any of them hereunder.

     Section 12.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     Section 12.8. Resignation of Agent and Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Required Banks may remove the Agent, with the consent of the Borrower, at any time. Upon any such resignation or removal of the Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent's giving of notice of resignation or receiving notice of its removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S. $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

     Section 12.9. Payments. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the

Borrower will have no liability under Section 3.7 hereof with respect to such payment. "Federal Funds Rate" shall mean the rate described in
Section 1.2(a)(ii) hereof.

     Section 12.10. Co-Agent. Nothing in this Agreement shall impose any obligation on Royal Bank of Canada in its capacity as Co-Agent hereunder.

SECTION 13.  MISCELLANEOUS.

     Section 13.1.  Withholding Taxes.

        (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the date the initial Borrowing is made hereunder, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower or Agent to such Bank and (ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans. Upon the request of the Borrower or Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

        (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 13.1, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

        (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, the Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank in respect of Loans then or thereafter outstanding, or other amounts owing hereunder, the amount payable by the Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that the Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Bank that (i) is not, on the date this Agreement is executed by such Bank, either (x) entitled to submit Form 1001 relating to such Bank and entitling it to a complete or partial exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans (and in the case of a Bank that on such date is only entitled to present a Form 1001 entitling it to a partial exemption from such withholding the Borrower shall in no event be required to make any such additional payment beyond the value of the partial exemption to which such Bank was originally entitled) or Form 4224 relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this
Section 13.1 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form 1001 or Form 4224 as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. Within 30 days after the Borrower's payment of any such U.S. Taxes, the Borrower shall deliver to the Agent, for the account of the relevant Bank(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrower under this subsection (c) shall survive the payment in full of the Loans and the termination of the Commitments.

     Section 13.2. No Waiver of Rights. No delay or failure on the part of any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

     Section 13.3. Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

     Section 13.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

     Section 13.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

     Section 13.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 3.7 and Section 11.3 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes.

     Section 13.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if on or after the date of the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section 10.2 or 10.3 hereof such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of its Loans outstanding under this Agreement in excess of its ratable share of payments on all Loans then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Bank bears to the total aggregate amount of the Loans then due and payable to all the Banks.

     Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:

                                 Maytag Corporation
                                 403 West 4th Street, North
                                 Newton, Iowa 50208
                                 Attention:  Thomas C. Ringgenberg
                                 Vice President and Treasurer
                                 Telephone:  (515) 791-8955
                                 Telecopy:  (515) 791-8115

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

     Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

     Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

     Section 13.11 Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Commitments held, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Notes evidencing such Loans to one or more other financial institutions; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this
Section 13.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 3.7 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or wavier of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant's obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest.

     Section 13.12. Assignment of Commitments by Banks.; Each Bank shall have the right at any time, with the prior consent of the Borrower and Agent, to sell, assign, transfer or negotiate all or any part of its Commitment to one or more commercial banks or other financial institutions. Upon any such assignment, its notification to the Agent, and the payment of a U.S. $2,500 recordation and administration fee to the Agent (which fee shall in no event be the obligation of the Borrower), the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment.

     Section 13.13. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

          (i)    no amendment or waiver pursuant to this Section shall
     (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder or reduce the stated rate at which interest or fees accrue hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan hereunder; and

         (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, or any condition precedent set forth in Section 8 hereof or the provisions of Sections 10.1.(i), 10.1.(j) or 10.3, or affect the number of Banks required to take any action hereunder.

     Section 13.14. Legal Fees and Indemnification. The Borrower agrees to pay the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of this Agreement, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all expenses of litigation or preparation therefor whether or not any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any Note, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification or (ii) those covered by another explicit provision hereof or required to be paid by a Bank or Banks hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

     Section 13.15. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

     Section 13.16. Currency Equivalence If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum of
(a) the amount originally due to the applicable Bank or the Agent in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 13.7 hereof, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

     Section 13.17. Governing Law. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to conflicts of law doctrine.

     Section 13.18. Termination of Existing Credit Agreement. The Borrower and each of the Banks hereunder that is a party to the Credit Agreement dated as of November 30, 1988 (the "Existing Domestic Credit Agreement") among Maytag Corporation, the Banks signatory thereto, and Harris Trust and Savings Bank and Bank of Montreal, as Co-Agents, consents to the termination of the "Commitments" thereunder effective on the date the conditions set forth in
Section 8.1 hereof are fulfilled, notwithstanding the notice requirements for such termination set forth in Section 3.7(a) of the Existing Domestic Credit Agreement. Because such Banks hereunder constitute the "Required Banks" under the Existing Domestic Credit Agreement, the Existing Domestic Credit Agreement shall terminate and all amounts payable thereunder, including accrued and unpaid facility fees payable under Section 4.1 thereof, shall be payable, and the facility fee payable under Section 4.1 hereof shall begin to accrue, on the date that this Agreement has been executed by all the parties hereto and the conditions set forth in Section 8.1 hereof have been fulfilled.

     Section 13.19. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

     Section 13.20. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

    Dated as of June 25, 1993.


                                        MAYTAG CORPORATION

                                        By /s/ J. A. Schiller
                                         Its Executive Vice President and
                                               Chief Financial Officer

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

115 S. LaSalle Street                  BANK OF MONTREAL, CHICAGO BRANCH,
Chicago, Illinois 60603                  in its individual capacity as a Bank
Telecopy:  (312) 750-4314                 and as Agent
Telephone:  (312) 750-3742
Commitment:  $30,000,001

                                       By /s/ Robert K. Strong, Jr.
                                       Its Managing Director

Lending Offices:

   Domestic Rate Loans:                115 South LaSalle Street
                                       Chicago, Illinois 60603

   Eurocurrency Loans:                 115 South LaSalle Street
                                       Chicago, Illinois 60603

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

Pierrepont Plaza                       ROYAL BANK OF CANADA, in its
300 Cadman Plaza West                    individual capacity as a Bank and as
Brooklyn, New York  11201-2701           Co-Agent
Telecopy:  (718) 522-6292
Telephone:  (718) 858-7176

with copy to:                          By /s/ Patricia J. Herbig
                                         Its Manager Corporate Banking
33 N. Dearborn
Suite 2300
Chicago, Illinois  60602
Telecopy:  (312) 782-3429
Telephone:  (312) 372-4404
Commitment:  $16,666,667

Lending Offices:
   Domestic Rate Loans:                Royal Bank of Canada, New York Branch
                                        Financial Square
                                       New York, New York  10005-3531

   Eurocurrency Loans:                 Royal Bank of Canada, New York Branch
                                       Financial Square
                                       New York, New York  10005-3531

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

611 Woodward Avenue                    NBD BANK, N.A.
Detroit, Michigan  48226
Telecopy:  (313) 225-2649
Telephone:  (313) 225-2557
Commitment:  $11,666,667
                                       By /s/ Jack J. Csernits
                                         Its Vice President

Lending Offices:

   Domestic Rate Loans:                611 Woodward Avenue
                                       Detroit, Michigan  48226

   Eurocurrency Loans:                 611 Woodward Avenue
                                       Detroit, Michigan  48226

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

One First National Plaza               THE FIRST NATIONAL BANK
Suite 0088, 14th Floor                    OF CHICAGO
Chicago, Illinois 60670
Telecopy:  (312) 732-2715
Telephone:  (312) 732-4244
Commitment:  $8,333,333
                                       By /s/ Susan L. Comstock
                                        Its Vice President

Lending Offices:

     Domestic Rate Loans:              One First National Plaza
                                       Suite 0088, 14th Floor
                                       Chicago, Illinois  60670

     Eurocurrency Loans:               One First National Plaza
                                       Suite 0088, 14th Floor
                                       Chicago, Illinois  60670

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

225 West Wacker Drive                  THE FUJI BANK, LIMITED
Chicago, Illinois 60606
Telecopy:  (312) 621-0539
Telephone:  (312) 621-0500
Commitment:  $8,333,333
                                       By /s/ Peter L. Chinnici
                                       Its Joint General Manager

Lending Offices:

Domestic Rate Loans:                   225 West Wacker Drive
                                       Chicago, Illinois  60606

Eurocurrency Loans:                    225 West Wacker Drive
                                       Chicago, Illinois  60606

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

33 North Dearborn                      NATIONAL WESTMINSTER BANK PLC
Chicago, Illinois 60602
Telecopy:  (312) 621-1564
Telephone:  (312) 621-1500
Commitment:  $8,333,333
                                       By /s/ David H. Hannah
                                       Its Vice President

Lending Offices:

   Domestic Rate Loans:                National Westminster Bank PLC,
                                         Chicago Branch
                                       c/o National Westminster Bank PLC
                                       175 Water Street
                                       New York, New York  10038

   Eurocurrency Loans:                 National Westminster Bank PLC,
                                         Nassau Branch
                                       c/o National Westminster Bank PLC
                                       175 Water Street
                                       New York, New York  10038

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

127 Public Square                      SOCIETY NATIONAL BANK
Cleveland, Ohio  44114-1306
Telecopy:  (216) 689-4981
Telephone:  (216) 689-3176
Commitment:  $8,333,333
                                       By /s/ Janice M. Cook
                                         Its Vice President

Lending Offices:

   Domestic Rate Loans:                127 Public Square
                                       Cleveland, Ohio  44114-1306

   Eurocurrency Loans:                 127 Public Square
                                       Cleveland, Ohio  44114-1306

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

233 South Wacker Drive                 THE SUMITOMO BANK, LIMITED,
Suite 4800                                CHICAGO BRANCH
Chicago, Illinois  60606
Telecopy:  (312) 876-6436
Telephone:  (312) 876-6406
Commitment:  $8,333,333
                                       By /s/ Katsuyasu Iwasawa
                                         Its Joint General Manager

Lending Offices:

   Domestic Rate Loans:                233 South Wacker Drive
                                       Suite 4800
                                       Chicago, Illinois  60606

   Eurocurrency Loans:                 233 South Wacker Drive
                                       Suite 4800
                                       Chicago, Illinois  60606

                                  Exhibit A


                                     NOTE

                                                      ________________, 19___


     FOR VALUE RECEIVED, the undersigned, Maytag Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of _____________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, Chicago Branch, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower) in the currency of such Loan in accordance with Section 5.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of ________________________, 1993, among the Borrower, Bank of Montreal, as Agent, and others (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       MAYTAG CORPORATION

                                       By ______________________
                                         Its ___________________

                                  EXHIBIT B

            SUBSIDIARIES OF MAYTAG CORPORATION AS OF JUNE 25, 1993



                                   JURISDICTION OF          PERCENTAGE OF
          NAME                     INCORPORATION              OWNERSHIP


M.H. Canadian Holdings Ltd.             Ontario                 100%
Maytag Financial Services Corp.        Delaware                 100%
Dixie Narco Inc.                     West Virginia              100%
Master Care Inc.                       Illinois                 100%
Holland Distributors Inc.              Delaware                 100%
Maytag International Inc.              Delaware                 100%
Admiral International Corp.            Delaware                 100%
Crosley International Corp.            Delaware                 100%
Maytag Foreign Sales Corp.          Virgin Islands              100%
Lineset PLC                            England                  100%
S.A. Hoover                             France                  100%
Hoover GmbH                   Federal Republic of Germany       100%
Hoover Pty. Limited                    Australia                100%
Hoover Appliances Ltd.                 Australia                100%
Maytag Group Sourcing Company          Delaware                 100%
The Hoover Company                     Delaware                 100%
Hoover Holdings Inc.                   Delaware                 100%
Phase IV Products, Inc.                Delaware                 100%
Clayton Victoria Holdings Pty, Ltd.    Australia                100%
De Hoover Handelmaatschappig
  B.V.*                             The Netherlands             100%
Hoover Italiana S.P.A.                   Italy                  100%
Hoover Mexicana S.A. de C.V.             Mexico                 100%
Juver Industrial S.A. de C.V.            Mexico                 100%
Hoover N.Z. Limited                   New Zealand               100%
Hoover Electrica Portuguesa, LDA       Portugal                 100%
Hoover Espanola S.A.*                    Spain                  100%
Hoover Apparate A.G.                  Switzerland               100%
Readylink Limited                    United Kingdom             100%
Meadowbank Properties Pty. Ltd.        Australia                100%
Hoover Austria G.E.S. M.B.H.            Austria                 100%
Hoover Benelux SA/NV                    Belgium                 100%

                                    JURISDICTION OF         PERCENTAGE OF
     NAME                            INCORPORATION            OWNERSHIP

Hoover Commercial Limitada*              Brazil                 100%
Hoover OY                               Finland                 100%
Hoover Pacific Holdings Pty. Ltd.      Australia                100%
Hoover European Holdings                Delaware                100%
Domicor Holdings B.V.               The Netherlands             100%
Hoover Limited                          England                 100%
Maharashtra Investment Ltd.             Delaware                100%
Maytag International Ltd.*              England                 100%


All Subsidiaries are Consolidated Subsidiaries. All Subsidiaries other than those with an asterisk next to their name are Material Subsidiaries as of June 25, 1993.


                                        -B2-

                                    Exhibit C

                                 June ___, 1993


To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, as Agent

     Re:                  Loans to Maytag Corporation


Ladies and Gentlemen:

        We have acted as counsel to Maytag Corporation, a Delaware corporation (the "Borrower"), in connection with the $100,000,000 Credit Agreement of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, as Agent, and the transactions contemplated thereby.

        This opinion is furnished to you at the request of the Borrower pursuant to Section 8.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

        In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Borrower, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Borrower made in the Credit Agreement, and other statements, documents and records supplied to us by the Borrower, and we have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        In rendering the opinions set forth herein, we have assumed that:

             (i) all the parties to the Credit Agreement, other than the Borrower, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the Credit Agreement; and

             (ii) the execution and delivery of the Credit Agreement have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Borrower; the Credit Agreement has been duly executed and delivered by all parties thereto other than the Borrower and constitutes the valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; the terms and provisions of the Credit Agreement do not, and the execution, delivery and performance thereof by each of the parties thereto other than the Borrower will not, violate or conflict with the certificate of incorporation or bylaws of any such party, any contract or indenture to which it is a party or by which it is created or bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

        Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

        1. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. The Borrower has the requisite corporate power and authority to conduct its business as currently conducted.

        2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

          (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

          (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower's stockholders, and

          (c) will not violate any law or regulation of the State of Illinois (including, without limitation, any usury laws) or of the United States of America applicable to the Borrower.

        3. The Credit Agreement and the Notes have been duly executed and delivered by a duly authorized officer of the Borrower, and constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

        4. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

        5. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Borrower's execution or delivery of the Credit Agreement or the Notes or for the Borrower's performance of any of the terms thereof.

Our opinions above are subject to the following qualifications:

            (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in Paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

            (b) Certain remedial provisions of the Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Credit Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of the Agent's and the Banks' rights and remedies under the Credit Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

            (c) We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks because of the Agent's or any of the Banks legal or regulatory status or the nature of the business of the Agent or any of the Banks.

        The foregoing opinions are limited to the laws of the United States and the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

        Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of Dennis V. Osimitz and Jeffrey S. Rothstein of information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry either of other lawyers, files maintained by the firm, or officers or employees of the Borrower or any of its Subsidiaries. The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).

        The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 5. The opinions expressed above are based solely on laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.



                                      Very truly yours,

                                  EXHIBIT D

                                June ___, 1993


To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, as Agent

     Re:               Loans to Maytag Corporation

Ladies and Gentlemen:

        I am Vice President and General Counsel of Maytag Corporation, a Delaware corporation (the "Borrower"). I am familiar with the $100,000,000 Credit Agreement of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, as Agent, and the transactions contemplated thereby.

        This  opinion is  furnished  to you  at  the request  of  the Borrower
pursuant to Section 8.1(a)  of the Credit Agreement.   Capitalized terms  used
herein and not otherwise defined are used as defined in the Credit Agreement.

        In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

        In rendering the opinions set forth herein, I have also examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and I have made such inquiries of officers and representatives of the Borrower, as I have deemed relevant or necessary as the basis for such opinions. I have relied as to factual matters upon, and assumed the accuracy of, such certificates and other statements, documents and records supplied to me by the Borrower and I have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

        Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that, as of the date hereof:

        1. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

            (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

            (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower's stockholders, and

            (c)   to   my  knowledge,  do  not   violate  any  material
     indenture or agreement to which the Borrower is a party or by which it is bound or any provision of any judgment or decree applicable to the Borrower.

        2. There is no litigation or governmental proceeding pending or, to my knowledge, threatened, against the Borrower or any Subsidiary which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower and its Subsidiaries on a consolidated basis or
(ii) impair the validity or enforceability of the Credit Agreement or the Notes or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes.

        The foregoing opinions are limited to the laws of the United States and the State of Iowa, and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other state or jurisdiction.

        The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without my express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 and 2. The opinions expressed above are based solely on laws and regulations in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.


                                      Very truly yours,

                                  EXHIBIT E

                            COMPLIANCE CERTIFICATE

        This Compliance Certificate is furnished to Bank of Montreal as Agent pursuant to that certain Credit Agreement dated as of ______________, 1993 by and among Maytag Corporation (the "Borrower"), the Banks party thereto, and Bank of Montreal, as Agent (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED ON BEHALF OF THE BORROWER HEREBY CERTIFIES THAT:

             1. I am the duly elected chief financial officer of the Borrower;

             2. I have reviewed or caused to be reviewed the terms of the Credit Agreement and I have made or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

             3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

             4.   The   representations  and  warranties  contained  in
     Section 7 of the Credit Agreement are true and correct as though made on the date hereof, except as set forth below;

             5. The Borrower is in compliance with all covenants contained in Section 9 of the Credit Agreement, except as set forth below.

             6. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

        Described below are the exceptions, if any, to paragraphs 3, 4 and 5 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________

        The foregoing certifications, together with the computations set forth in the Attachment hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.



                                                 MAYTAG CORPORATION



                                                 By_____________________
                                                   Its Chief Financial Officer

    ATTACHMENT TO COMPLIANCE CERTIFICATECOMPLIANCE CALCULATIONS FOR CREDIT
                                  AGREEMENT
                       Dated as of _____________, 19___
                   Calculations as of _____________, 19___
___________________________________________________________________________

       A.  Consolidated Tangible Net Worth (Section 9.6)

          1.     Consolidated Net Worth of the Borrower       $____________

          2.     Consolidated net book value of assets of the
                  Borrower which would be treated as intangibles
                  under GAAP                                  $____________


          3.      Subtract Line 2 from Line 1                 $____________
                  (Line 3 must be equal to or greater than $__________)

        B.   Leverage Ratio (Section 9.7)

          1.      Consolidated Indebtedness                    $____________

          2.      Consolidated Net Worth of the Borrower       $____________


          3.      Sum of Lines 1 and 2                         $____________

          4.      Ratio of Line 1 to 3 (Line 4
                  Ratio must be equal to or less
                  than ____:1.00)                              ________:1.00

        C.   Interest Coverage Ratio (Section 9.8)

          1.      Consolidated Income Before Interest and Taxes
                                                               $____________

          2.      Consolidated Interest Expense                $____________

          3.      Ratio of Line 1 to 2 (Line 3
                  Ratio must be equal to or greater
                  than ____ to 1.00)                           ________:1.00

                               MAYTAG CORPORATION

                                  Exhibit 4(g)

 U.S. $200,000,000 Credit Agreement Dated as of June 25, 1993, Among Registrant, the Banks Party Hereto and Bank of Montreal, Chicago Branch as Agent and Royal
                                 Bank of Canada.

                                U.S. $200,000,000

                                CREDIT AGREEMENT

                                   Dated as of

                                  June 25, 1993

                                      Among

                               MAYTAG CORPORATION,

                             THE BANKS PARTY HERETO,

                                       AND

                        BANK OF MONTREAL, CHICAGO BRANCH
                                    as Agent

                                       AND

                              ROYAL BANK OF CANADA
                                   as Co-Agent

                                TABLE OF CONTENTS


Introduction                                                             1


SECTION 1.     THE COMMITTED FACILITY                                    1

     Section 1.1.   The Commitments.                                     1
     Section 1.2.   Applicable Interest Rates.                           1
     Section 1.3.   Minimum Borrowing Amounts.                           3
     Section 1.4.   Manner of Borrowing Committed Loans and Designating
                    Interest Rates Applicable to Loans.                  3


SECTION 2.     THE SWING LINE LOANS                                      5

     Section 2.1.   The Swing Line Loans.                                5
     Section 2.2.   Notices.                                             6
     Section 2.3.   The Participating Interests.                         6


SECTION 3.     GENERAL PROVISIONS APPLICABLE TO LOANS                    6

     Section 3.1.   Interest Periods.                                    6
     Section 3.2.   Maturity of Loans.                                   7
     Section 3.3.   Prepayments.                                         7
     Section 3.4.   Default Rate.                                        8
     Section 3.5.   The Notes.                                           8
     Section 3.6.   Commitment Terminations.                             9
     Section 3.7.   Funding Indemnity.                                   9


SECTION 4.     FEES                                                     10

     Section 4.1.   Facility Fee.                                       10
     Section 4.2.   Closing Fee.                                        10
     Section 4.3.   Agent Fees.                                         10


SECTION 5.     PLACE AND APPLICATION OF PAYMENTS                        10

     Section 5.1.   Place and Application of Payments.                  10


SECTION 6.     DEFINITIONS                                              11

     Section 6.1.   Definitions.                                        11
     Section 6.2.   Interpretation.                                     17


SECTION 7.     REPRESENTATIONS AND WARRANTIES                           17

     Section 7.1.   Organization and Qualification.                     17
     Section 7.2.   Subsidiaries.                                       18

     Section 7.3.   Corporate Authority and Validity of Obligations.    18
     Section 7.4.   Not an Investment Company.                          18
     Section 7.5.   Margin Stock.                                       19
     Section 7.6.   Financial Reports.                                  19
     Section 7.7.   No Material Adverse Change.                         19
     Section 7.8.   Litigation.                                         19
     Section 7.9.   Tax Returns.                                        19
     Section 7.10.  Approvals.                                          19
     Section 7.11.  Liens.                                              20
     Section 7.12.  ERISA.                                              20
     Section 7.13.  Compliance with Environmental Laws                  20


SECTION 8.     CONDITIONS PRECEDENT                                     21

     Section 8.1.   Initial Borrowing.                                  21
     Section 8.2.   All Loans.                                          21


SECTION 9.     COVENANTS                                                22

     Section 9.1.   Corporate Existence.                                22
     Section 9.2.   Maintenance.                                        23
     Section 9.3.   Taxes.                                              23
     Section 9.4.   Insurance.                                          23
     Section 9.5.   Financial Reports and Other Information.            23
     Section 9.6.   Consolidated Tangible Net Worth.                    24
     Section 9.7.   Leverage Ratio                                      25
     Section 9.8.   Interest Coverage Ratio                             25
     Section 9.9.   Mergers, Consolidations, Leases, and Sales.         26
     Section 9.10.  Change of Control.                                  26
     Section 9.11.  ERISA.                                              26
     Section 9.12.  Conduct of Business.                                27
     Section 9.13.  Liens.                                              27
     Section 9.14.  Use of Proceeds; Margin Stock.                      29
     Section 9.15.  Compliance with Laws.                               29


SECTION 10.     EVENTS OF DEFAULT AND REMEDIES                          29

     Section 10.1.  Events of Default.                                  29
     Section 10.2.  Non-Bankruptcy Defaults.                            31
     Section 10.3.  Bankruptcy Defaults.                                31
     Section 10.4.  Expenses.                                           31


SECTION 11.     CHANGE IN CIRCUMSTANCES                                 32

     Section 11.1.  Change of Law.                                      32
     Section 11.2.  Unavailability of Deposits or Inability to Ascertain,
                    or Inadequacy of, LIBOR.                            32
     Section 11.3.  Increased Cost and Reduced Return.                  32

     Section 11.4.  Lending Offices.                                    34
     Section 11.5.  Discretion of Bank as to Manner of Funding.         34
     Section 11.6.  Substitution of Bank                                34


SECTION 12.     THE AGENT                                               35

     Section 12.1.  Appointment and Authorization.                      35
     Section 12.2.  Agent and Affiliates.                               35
     Section 12.3.  Action by Agent.                                    35
     Section 12.4.  Consultation with Experts.                          35
     Section 12.5.  Liability of Agent.                                 35
     Section 12.6.  Indemnification.                                    36
     Section 12.7.  Credit Decision.                                    36
     Section 12.8.  Resignation of Agent and Successor Agent.           36
     Section 12.9.  Payments.                                           37
     Section 12.10. Co-Agent                                            37


SECTION 13.     MISCELLANEOUS                                           37

     Section 13.1.  Withholding Taxes.                                  37
     Section 13.2.  No Waiver of Rights.                                38
     Section 13.3.  Non-Business Day.                                   39
     Section 13.4.  Documentary Taxes.                                  39
     Section 13.5.  Survival of Representations.                        39
     Section 13.6.  Survival of Indemnities.                            39
     Section 13.7.  Sharing of Set-Off.                                 39
     Section 13.8.  Notices.                                            39
     Section 13.9.  Counterparts.                                       40
     Section 13.10. Successors and Assigns.                             40
     Section 13.11. Participants and Note Assignees.                    40
     Section 13.12. Assignment of Commitments by Banks.                 41
     Section 13.13. Amendments.                                         41
     Section 13.14. Legal Fees and Indemnification.                     41
     Section 13.15. Currency                                            42
     Section 13.16. Currency Equivalence                                42
     Section 13.17. Governing Law.                                      43
     Section 13.18. Termination of Existing Credit Agreement            43
     Section 13.19. Headings.                                           43
     Section 13.20. Entire Agreement.                                   43

Signatures                                                              44

EXHIBIT A           FORM OF NOTE
EXHIBIT B           SUBSIDIARIES
EXHIBIT C           FORM OF OPINION OF COUNSEL
EXHIBIT D           FORM OF OPINION OF COUNSEL
EXHIBIT E           FORM OF COMPLIANCE CERTIFICATE

                                       CREDIT AGREEMENT

To each of the Banks signatory hereto

Ladies and Gentlemen:

   The undersigned, Maytag Corporation, a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a revolving credit as more fully hereinafter set forth. Each of you is hereinafter referred to individually as a "Bank" and all of you are hereinafter referred to collectively as the "Banks". Bank of Montreal, acting through its Chicago Branch, in its capacity as agent for the Banks hereunder, and any successor thereto pursuant to Section 12.8 hereof, is hereinafter referred to as the "Agent" and Royal Bank of Canada in its capacity as co-agent hereunder is hereinafter referred to as the "Co-Agent".

SECTION 1.     THE COMMITTED FACILITY.

    Section 1.1. The Commitments. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to the Borrower from time to time in U.S. Dollars or Alternative Currencies on a revolving basis in an aggregate outstanding Original Dollar Amount up to the amount of its commitment to make Loans set forth on the applicable signature page hereof or pursuant to Section 13.12 hereof (its "Commitment" and cumulatively for all the Banks the "Commitments") (subject to any reductions thereof pursuant to the terms hereof) prior to the Termination Date. At no time shall the aggregate Original Dollar Amount of all outstanding Loans (whether Committed or Swing Line Loans) exceed the Commitments then in effect, which Commitments on the date hereof total U.S. $200,000,000. Each Borrowing of Committed Loans shall be advanced, continued, or converted, as applicable pursuant to Section 1.4 hereof, ratably from the Banks in proportion to their respective Unused Commitments. Subject to Section 1.4 hereof, the Borrower may elect that each Borrowing of Committed Loans be advanced or maintained as Domestic Rate Loans or Eurocurrency Loans, which Committed Loans may be repaid and the principal amount thereof reborrowed prior to the Termination Date, subject to all reductions in the Commitments and all other terms and conditions hereof.

    Section 1.2.   Applicable Interest Rates.

       (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Domestic Rate Loan (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

        "Domestic Rate" means for any day the greater of:

     (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, for U.S. Dollar loans to borrowers located in the United States, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

     (ii) the sum of (x) the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on any such next succeeding Business Day, the rate for such day shall be the average of the rates quoted to the Agent by two or more New York or Chicago Federal funds brokers on such day for such transactions as determined by the Agent, plus (y) 3/8 of 1% (0.375%).

       (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period that it constitutes a Eurocurrency Loan (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Domestic Rate Loan until maturity (whether by acceleration or otherwise) at a rate per annum equal to the sum of the applicable Eurocurrency Margin plus the Adjusted
LIBOR applicable to such Loan, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the date such Loan is made.

        "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a rate per annum determined in accordance with the following formula:
                                 ____________LIBOR______________
            Adjusted LIBOR =     100% - Eurocurrency Reserve Percentage

        "LIBOR " means, with respect to an Interest Period for a Borrowing of Eurocurrency Loans, the average of the respective rates of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of 1/16 of 1%), at which deposits of U.S. Dollars or the relevant Alternative Currency, as applicable, in immediately available and freely transferable funds are offered to each of the Reference Banks at 11:00 a.m. (London time) two Business Days prior to the commencement of such

Interest Period by major banks in the eurocurrency interbank market upon request by each such Reference Bank for a period equal to such Interest Period and in an amount equal to the principal amount of the Eurocurrency Loan scheduled to be advanced, continued or created by conversion from a Domestic Rate Loan by such Reference Bank as part of such Borrowing.

        "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extension of credit or other assets that include loans by non-United States offices of any Bank to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto. For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

        "Eurocurrency Margin" means for each Eurocurrency Loan: (i) 0.375% per annum for any day Level I Status exists, (ii) 0.500% per annum for any day Level II Status exists, (iii) 0.625% per annum for any day Level III Status exists, (iv) 0.750% per annum for any day Level IV Status exists and
(v) 1.250% per annum for any day Level V Status exists.

       (c) Rate Quotations. Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or, if no such quotation is provided on a timely basis, the provisions of Section 11.2 shall apply.

       (d) Rate Determinations. The Agent shall determine each interest rate applicable to the Loans hereunder and the Original Dollar Amount of each Loan hereunder, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

       Section 1.3.Minimum Borrowing Amounts.; Each Borrowing of Committed Loans at any time outstanding shall be in an amount not less than an Original Dollar Amount of U.S. $10,000,000.

       Section 1.4.Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to Loans.

       (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 9:00 a.m. (Chicago time) (i) at least four (4) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in an Alternative Currency, (ii) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Borrowing of Eurocurrency Loans denominated in U.S. Dollars and (iii) on the date the Borrower requests the Banks to advance a Borrowing of Domestic Rate Loans. The Loans included in each Borrowing shall bear interest initially at the type of rate specified in such notice of a new Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Borrowing or, subject to Section 1.3 s minimum amount requirement for each outstanding Borrowing, a portion thereof, as follows: (i) if such Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Borrowing into Domestic Rate Loans, (ii) if such Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 9:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 9:00 a.m. (Chicago time) at least four (4) Business Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Borrowing shall specify the date of the requested advance, continuation or conversion of a Borrowing (which shall be a Business Day), the amount of the requested Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Borrowing and, if such Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

       (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each of the Banks of any notice from the Borrower received pursuant to Section 1.4(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Borrowing of Eurocurrency Loans (unless such Borrowing is a Borrowing of Swing Line Loans in which case such notice shall only be given to the Borrower and the Bank or Banks making such Swing Line Loans) and, if such Borrowing (including a Borrowing of Swing Line Loans) is denominated in an

Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

       (c) Borrower's Failure to Notify. Any outstanding Borrowing of Domestic Rate Loans shall, subject to Section 8.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.4(a) that it intends to convert such Borrowing into a Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation or conversion of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by
Section 1.4(a) and has not notified the Agent within the period required by
Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be converted into a Borrowing of Domestic Rate Loans, subject to Section 8.2 hereof. In the event the Borrower fails to give notice pursuant to Section 1.4(a) above of the continuation of any outstanding principal amount of a Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by Section 1.4(a) and has not notified the Agent within the period required by Section 3.3(a) that it intends to prepay such Borrowing, such Borrowing shall automatically be continued as a Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 8.2 hereof, including the restrictions contained in the definition of Interest Period.

       (d) Disbursement of Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Borrowing of Domestic Rate Loans, subject to
Section 8 hereof, each Bank (or, in the case of a Swing Line Loan, the Bank or Banks making such Swing Line Loan) shall make available its Loan comprising part of such Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois, except that if such Borrowing is denominated in an Alternative Currency each Bank (or each Bank participating in any such Borrowing of Swing Line Loans) shall make available its Loan comprising part of such Borrowing at such office as the Agent has previously notified to each Bank, in such funds then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Agent s principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Agent has previously notified the Borrower, in each case in the type of funds received by the Agent from the Banks.

SECTION 2.      THE SWING LINE LOANS.

    Section 2.1. The Swing Line Loans. The Borrower may request any Bank to make uncommitted loans denominated in currencies other than U.S. Dollars (each a "Swing Line Loan" and collectively the "Swing Line Loans") in amounts such that the Original Dollar Amount of (i) all Swing Line Loans outstanding hereunder shall not exceed U.S. $20,000,000 and (ii) all Committed Loans and Swing Line Loans at any time outstanding hereunder shall not exceed the Commitments of the Banks then in effect. Each Bank may, but shall have no obligation to, make Swing Line Loans; provided that the aggregate Original Dollar Amount of Swing Line Loans outstanding from any Bank, when added to the aggregate Original Dollar Amount of Committed Loans outstanding from such Bank, does not exceed such Bank s Commitment. Each Swing Line Loan shall be a Eurocurrency Loan subject to Section 1.2(b) hereof and the other terms and provisions hereof applicable to Eurocurrency Loans other than the provisions of Section 1.1 applicable only to Committed Loans and the provisions of
Section 1.4(a) and (c).

    Section 2.2. Notices. No later than 9:00 a.m. (Chicago time) on the date three (3) Business Days prior to any Borrowing of Swing Line Loans, the Borrower shall give telephonic or telecopy notice to the Agent (which notice, if by telephone, shall be promptly confirmed by telecopy or other written notice) of the Bank making each Swing Line Loan, the currency and principal amount of such Swing Line Loan, and the Interest Period of such Swing Line Loan.

    Section 2.3. The Participating Interests. Upon the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section 10.2 or 10.3 hereof, if any Swing Line Loans are then outstanding, each Bank shall purchase a pro rata interest, (based on the Commitment of each Bank hereunder (whether used or unused, and if then terminated pursuant to Section 10, as in effect immediately before such termination)) in the Swing Line Loans of each other Bank, in the currency of such Swing Line Loan so that, after giving effect to such adjustment, the outstanding principal amount of Loans of all the Banks, calculated using quotations of the U.S. Dollar Equivalent of such Swing Line Loans received on the date of acceleration, shall be pro rata based on the Banks' Commitments. Such purchase price shall be paid in the respective currencies of such Swing Line Loans.

        The several obligations of the Banks under this Section 2.3 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and shall not be subject to any set-off, counterclaim or defense to payment which any Bank may have or have had against the Borrower, any other Bank or any other Person whatever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any reduction or termination of the Commitments of any Bank, and each payment made by a Bank under this Section 2.3 shall be made without any offset, abatement, withholding or reduction whatsoever.

SECTION 3.      GENERAL PROVISIONS APPLICABLE TO LOANS; REDUCTION OF
                   COMMITMENTS.

   Section 3.1. Interest Periods. As provided in Section 1.4 hereof, in the case of Committed Loans, and Section 2.2 hereof, in the case of Swing Line Loans, at the time of each request to advance, continue, or create through conversion a Borrowing of Eurocurrency Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a

Borrowing is made, continued, or created through conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar quarter in which such Borrowing is advanced, continued, or created by conversion (i.e. the first to occur thereafter of March 31, June 30, September 30, and December 31); (b) in the case of Eurocurrency Loans which are Committed Loans, 1, 2, 3, 6, or, if available from all the Banks, 9 months thereafter, as the Borrower may select; and (c) in the case of Eurocurrency Loans which are Swing Line Loans, the date, 1, 2, or 3 months thereafter as the Borrower may select; provided, however, that:

        (a) any Interest Period for a Borrowing of Domestic Rate Loans commencing less than 90 days before the Termination Date shall end on the Termination Date;

        (b) with respect to any Borrowing of Eurocurrency Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

        (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and

        (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

   Section 3.2. Maturity of Loans. Each Committed Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Swing Line Loan shall mature and become due and payable by the Borrower on the last day of the Interest Period applicable thereto.

   Section 3.3. Prepayments.

   (a) Loans. The Borrower shall have the privilege of prepaying without premium or penalty and in whole or in part (but, if in part, then: (i) if such Borrowing is denominated in U.S. Dollars, in an amount not less than U.S. $10,000,000 and in integral multiples of U.S. $1,000,000, (ii) if such Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than U.S. $10,000,000 and (iii) in an amount such that the minimum amount required for a Borrowing pursuant to

Section 1.3 hereof remains outstanding) any Borrowing of Loans at any time upon three Business Days', in the case of Eurocurrency Loans, or one Business Day's, in the case of Domestic Rate Loans, prior notice to the Agent (which shall advise each Bank thereof promptly thereafter), such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Eurocurrency Loans, any compensation required by Section 3.7 hereof.

   (b) Reborrowings. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

   Section 3.4. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

     (a) with respect to any Domestic Rate Loan, the sum of two percent(2%) plus the Domestic Rate from time to time in effect; and

     (b) with respect to any Eurocurrency Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two (2%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than six months as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

   Section 3.5. The Notes. (a) Each Loan made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit A hereto. Each such promissory note is hereinafter referred to as a "Note" and collectively such promissory notes are referred to as the "Notes."

   (b) Each Bank shall record on its books and records or on a schedule to its Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, in respect of any

Eurocurrency Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto; provided that prior to the transfer of any Note all such amounts shall be recorded on a schedule to such Note. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

     Section 3.6.Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Commitments, in whole or in part, without premium or penalty, any partial termination to be in an amount not less than U.S. $10,000,000 or any larger amount that is an integral multiple of U.S. $1,000,000, and to reduce ratably the Commitments of the Banks; provided that the Commitments may not be reduced to an amount less than the Original Dollar Amount of Loans then outstanding. Any termination of Commitments pursuant to this Section 3.6 may not be reinstated.

     Section 3.7.Funding Indemnity. In the event any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Eurocurrency Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

     (a) any payment, prepayment or conversion of a Eurocurrency Loan on a date other than the last day of its Interest Period,

     (b) any failure (because of a failure to meet the conditions of Section 8 or otherwise) by the Borrower to borrow or continue a Eurocurrency Loan, or to convert a Domestic Rate Loan into a Eurocurrency Loan, on the date specified in a notice given pursuant to
     Section 1.4 or 2.2 hereof,

     (c) any failure by the Borrower to make any payment of principal on any Eurocurrency Loan when due (whether by acceleration or otherwise), or

     (d) any acceleration of the maturity of a Eurocurrency Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail

(including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts shown on such certificate if reasonably calculated shall be conclusive.

SECTION 4.      FEES.

   Section 4.1. Facility Fee. The Borrower shall pay to the Agent for the ratable account of the Banks a facility fee (computed on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed) on the average daily amount of the Commitments hereunder (whether used or unused) at a rate of (i) 0.20% per annum for each day Level I Status exists, (ii) 0.25% per annum for each day Level II Status or Level III Status exists, (iii) 0.35% per annum for each day Level IV Status exists, and (iv) 0.50% per annum for each day Level V Status exists. Such fee shall be payable in arrears on the last day of each calendar quarter, commencing September 30, 1993, and on the Termination Date, unless the Commitments are terminated in whole on an earlier date, in which event the facility fees for the period to the date of such termination in whole shall be paid on the date of such termination. If any Bank fails to fund a Loan at a time when, pursuant to Section 8 hereof, it is obligated to fund such Loan, it shall not accrue a facility fee hereunder until it cures such default by funding such Loan. The Borrower shall not be obligated to pay such Bank's portion of the facility fee otherwise payable under this Section 4.1 if it notifies the Agent of such Bank's default and of the amount of the facility fee thereby not earned by such defaulting Bank. If the Agent receives any payment of the facility fee hereunder from which an amount has been so deducted as provided above, the Agent shall be entitled to not remit to any Bank identified by the Borrower as such a defaulting Bank its pro rata share of the portion of the facility fee not earned by such Bank as notified by the Borrower as provided above.

   Section 4.2. Closing Fee. On the date hereof, the Borrower shall pay to the Agent for the account of the Banks signatory hereto a closing fee equal to (i) for each Bank with a Commitment of U.S. $16,666,667 or less, 0.10% of such Bank's Commitment and (ii) for each Bank with a Commitment greater than U.S. $16,666,667, 0.12% of such Bank's Commitment.

   Section 4.3. Agent Fees. The Borrower shall pay to the Agent and Co-Agent the fees agreed to between the Agent and the Borrower.

SECTION 5.      PLACE AND APPLICATION OF PAYMENTS.

   Section 5.1. Place and Application of Payments. All payments of principal of and interest on the Loans and all payments of facility fees and all other amounts payable under this Agreement shall be made to the Agent by no later than 12:00 noon (Chicago time) at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Agent has previously notified the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in lawful money of the United States of America, in immediately available funds at the place of payment, or (ii) in the case of amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Committed Loans or fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank, in each case to be applied in accordance with the terms of this Agreement.

SECTION 6.      DEFINITIONS; INTERPRETATION.

     Section 6.1.Definitions. The following terms when used herein have the following meanings:

        "Adjusted LIBOR" is defined in Section 1.2(b) hereof.

        "Agent" means Bank of Montreal, acting through its Chicago Branch, and any successor pursuant to Section 12.8 hereof.

        "Alternative Currency" means Pounds Sterling, Deutsche Marks, French Francs, Australian Dollars, Canadian Dollars, Italian Lire and any other currency requested by the Borrower as an "Alternative Currency" hereunder which is available to each Bank as confirmed by the Agent to the Borrower after consultation with the Banks.

        "Authorized Officer" means each Authorized Representative and in any case shall include the Chief Financial Officer, Treasurer, and any Assistant Treasurer, or, in each case, any other officer performing comparable duties however designated.

        "Authorized Representative" means any of Jerry A. Schiller, Executive Vice President and Chief Financial Officer, Thomas C. Ringgenberg, Vice President and Treasurer, and Mark S. Ayers, Assistant Treasurer, as shown on the list of officers provided by the Borrower pursuant to Section 8.1(c) hereof, or any other person shown on any updated list provided by the Borrower to the Agent, or any further or different officer(s) or employee(s) of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

        "Bank" means each bank signatory hereto or that becomes a Bank hereunder pursuant to Section 13.12 hereof.

        "Borrower" means Maytag Corporation, a Delaware corporation.

        "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by one or more Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Commitments. Borrowings of Swing Line Loans are made from a Bank or Banks in accordance with Section 2 hereof. A Borrowing is "advanced" on the day Banks advance funds comprising such Borrowing to the Borrower, is "continued" on the date a new Interest Period for the same type of Loans commences for such Borrowing, and is "converted" when such Borrowing is changed from one type of Loans to the other, all as requested by the Borrower pursuant to Section 1.4(a) or, in the case of the "advance" of Swing Line Loans, as agreed between the Borrower and the relevant Bank or Banks pursuant to Section 2.1.

        "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois or New York, New York and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loans are to be made.

        "Capital Lease" means at any date any lease of Property which in accordance with GAAP at the time in effect would be required to be capitalized on the balance sheet of the lessee.

        "Capital Lease Obligations" of a Person means the amount of the obligations of such Person under Capital Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

        "Change of Control" is defined in Section 10.1(h) hereof.

        "Co-Agent" means Royal Bank of Canada.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Commitment" is defined in Section 1.1 hereof.

        "Committed Loan" is defined in Section 1.1 hereof.

        "Consolidated Income Before Interest and Taxes" means, for any fiscal quarter, determined on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, (i) earnings (not including any gains or losses from discontinued operations) before income taxes for such fiscal quarter, plus (ii) Consolidated Interest Expense for such fiscal quarter.

        "Consolidated Indebtedness" means all Indebtedness of the Borrower and its Subsidiaries of the types described in clauses (i), (ii), (iii) and (v) of the definition of "Indebtedness," determined (without duplication) on a consolidated basis in accordance with GAAP.

        "Consolidated Interest Expense" means, for any fiscal quarter of the Borrower and its Subsidiaries, an amount equal to interest expense on Consolidated Indebtedness, as determined in accordance with GAAP.

        "Consolidated Net Income" means, for any period, the consolidated net income of the Borrower and Consolidated Subsidiaries for such period determined in accordance with GAAP.

        "Consolidated Net Worth" means the aggregate amount of the Borrower's and its Subsidiaries' shareholders' equity as determined from the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP; provided, however, that Consolidated Net Worth shall not be increased or reduced on account of foreign currency translations.

        "Consolidated Subsidiary" means any Subsidiary or other entity whose accounts are required to be consolidated with those of the Borrower in accordance with GAAP.

        "Consolidated Tangible Net Worth" means the aggregate amount of the Borrower's and its Subsidiaries' shareholders' equity as determined from the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, less the net book value of all assets of the Borrower and its Subsidiaries which would be treated as intangibles under GAAP, including, without limitation, deferred charges, leasehold conversion costs, franchise rights, non-compete agreements, goodwill, unamortized debt discounts, patents, patent applications, trademarks, trade names, copyrights, licenses and premiums on purchased assets; provided, however, that Consolidated Tangible Net Worth shall not be increased or reduced on account of foreign currency translations.

        "Controlled Group" has the same meaning as in Section 414(b) of the Code.

        "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

        "Domestic Rate" is defined in Section 1.2(a) hereof.

        "Domestic Rate Loan" means a Loan denominated in U.S. Dollars bearing interest before maturity at the rate specified in Section 1.2(a) hereof.

        "ERISA" is defined in Section 7.12 hereof.

        "Eurocurrency Loan" means either a Committed Loan or a Swing Line Loan bearing interest before maturity at the rate specified in Section 1.2(b) hereof.

        "Eurocurrency Margin" is defined in Section 1.2(b) hereof.

        "Eurocurrency Reserve Percentage" is defined in Section 1.2(b) hereof.

        "Event of Default" means any of the events or circumstances specified in Section 10.1 hereof.

        "GAAP" means generally accepted accounting principles, from time to time in effect, consistently applied.

        "Guaranty" of a Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or letter of credit.

        "Indebtedness" means for any Person all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable for property or other accrued expenses for services, in each case arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person, (iv) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person, (v) Capital Lease Obligations of such Person and (vi) obligations for which such Person is obligated pursuant to a Guaranty.

        "Interest Period" is defined in Section 3.1 hereof.

        "Lending Office" is defined in Section 11.4 hereof.

        "Level I Status" means the S&P Rating is greater than BBB+ and the Moody's Rating is greater than Baa1.

        "Level II Status" means Level I Status does not exist, but the S&P Rating is BBB+ or higher and the Moody's Rating is Baa1 or higher.

        "Level III Status" means neither Level I Status nor Level II Status exists, but the S&P Rating is BBB or higher and the Moody's Rating is Baa2 or higher.

        "Level IV Status" means none of Level I Status, Level II Status, or Level III Status exists, but the S&P Rating is BBB- or higher and the Moody's Rating is Baa3 or higher.

        "Level V Status" means the S&P Rating is less than BBB- or the Moody's Rating is less than Baa3 or either such rating is suspended, withdrawn or otherwise not provided.

        "LIBOR" is defined in Section 1.2(b) hereof.

        "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

        "Loan" means and includes Committed Loans and Swing Line Loans, and each of them singly, and the term "type" of Loan refers to its status as a Committed Loan or Swing Line Loan, or, if a Committed Loan, to its status as a Domestic Rate Loan or Eurocurrency Loan.

        "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

        "Material Plan" is defined in Section 10.1(f) hereof.

        "Material Subsidiary" means any Subsidiary of the Borrower except a Subsidiary that (i) is incorporated outside the United States, and (ii) has neither (a) assets with a book value in excess of U.S. $5,000,000 nor (b) annual revenues for the most recently completed calendar year in excess of U.S. $5,000,000.

        "Moody's Rating" means the rating assigned by Moody's Investors Service, Inc. to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Moody's Investors Service, Inc. and shall be deemed to refer to the equivalent rating if such rating system changes.

        "Note" is defined in Section 3.5(a) hereof.

        "Original Dollar Amount" means the amount of any Loan denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an Interest Period.

        "PBGC" is defined in Section 7.12 hereof.

        "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or agency or political subdivision thereof.

        "Plan" means with respect to the Borrower and each Subsidiary at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (i) is maintained by a member of the Controlled Group for employees of a member of the Controlled Group of which the Borrower or such Subsidiary is a part, (ii) is maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group of which the Borrower or such Subsidiary is a part is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, or (iii) under which a member of the Controlled Group of which the Borrower or such Subsidiary is a part has any liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years or by reason of being deemed a contributing sponsor under Section 4069 of ERISA.

        "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

        "Reference Banks" means Bank of Montreal and Royal Bank of Canada.

        "Required Banks" means as of the date of determination thereof, Banks holding at least 66-2/3% of the Commitments or, in the event that no Commitments are outstanding hereunder, Banks holding at least 66-2/3% in aggregate principal amount of the Loans outstanding hereunder.

        "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

        "SEC" means the Securities and Exchange Commission.

        "Set-Off" is defined in Section 13.7 hereof.

        "S&P Rating" means the rating assigned by Standard & Poor's Corporation to the outstanding senior unsecured non-credit enhanced long-term indebtedness of the Borrower. Any reference in this Agreement to any specific rating is a reference to such rating as currently defined by Standard & Poor's Corporation and shall be deemed to refer to the equivalent rating if such rating system changes.

        "Subsidiary" means any corporation or other entity of which more than fifty percent (50%) of the outstanding Voting Stock, in the case of a corporation, or comparable equity interests having ordinary voting power for the election of the governing body of such non-corporate entity is at the time directly or indirectly owned by the Borrower, by one or more of its Subsidiaries, or by the Borrower and one or more of its Subsidiaries.

        "Swing Line Loan" is defined in Section 2.1 hereof.

        "Termination Date" means June 25, 1996.

        "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent ongoing actuarial valuation date for such Plan.

        "Unused Commitment" means as to each Bank, the difference between such Bank's Commitment and the Original Dollar Amount of all outstanding Loans of such Bank.

        "U.S. Dollars" and the sign "U.S.$" means the lawful currency of the United States of America.

        "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

        "U.S. Taxes is defined in Section 13.1(c) hereof.

        "Voting Stock" of any Person means capital stock of any class or classes (however designated) having ordinary voting power for the election of directors of such Person, other than stock having such power only by reason of the happening of a contingency.

        "Welfare Plan" means a "welfare plan," as said term is defined in
Section 3(1) of ERISA.

        "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding shares of stock (other than directors' qualifying shares as required by law) are owned by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     Section 6.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day herein shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 7.   REPRESENTATIONS AND WARRANTIES.

        The Borrower represents and warrants to the Banks as follows:

     Section 7.1. Organization and Qualification. The Borrower is duly organized and validly existing in good standing under the laws of the State of Delaware, has full and adequate corporate power to carry on its business as now conducted, is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

      Section 7.2. Subsidiaries. As of the date hereof, the only Subsidiaries of the Borrower are designated in Exhibit B hereto; each Subsidiary is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction in which it was incorporated, has full and adequate corporate power to carry on its business as now conducted, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified and in good standing would not have a material adverse effect on the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole. Exhibit B hereto, as from time to time updated pursuant to Section 9.5(e), correctly sets forth, as to each Subsidiary required to be listed thereon, whether or not it is a Consolidated Subsidiary, the jurisdiction of its incorporation, the percentage of issued and outstanding shares of each class of its capital stock owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law or nominal ownership by other shareholders required by local law for a non-U.S. Subsidiary), a description of each class of its authorized capital stock and the number of shares of each class issued and outstanding. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable and all such shares indicated in Exhibit B as owned by the Borrower or a Subsidiary are owned, beneficially and of record, by the Borrower or such Subsidiary, free of any Lien.

      Section 7.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement, to make the borrowings herein provided for, to issue its Notes in evidence thereof and to perform all of its obligations hereunder and under the Notes; this Agreement and each Note delivered by the Borrower have been duly authorized, executed and delivered by the Borrower and constitute valid and binding obligations of the Borrower enforceable in accordance with their terms, except insofar as enforceability may be limited by bankruptcy, insolvency or other similar laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and this Agreement and the Notes do not, nor does the performance or observance by the Borrower or any Subsidiary of any of the matters or things therein provided for, contravene any provision of law or any charter or by-law provision of the Borrower or any Subsidiary or any material covenant, indenture or agreement of or affecting the Borrower or any Subsidiary or a substantial portion of their respective Properties.

      Section 7.4. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 7.5. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and neither the Borrower nor any of its Subsidiaries will use the proceeds of any Loan in a manner that violates any provision of Regulation U, G or X of the Board of Governors of the Federal Reserve System.

      Section 7.6. Financial Reports. The consolidated statement of financial condition of the Borrower and the Consolidated Subsidiaries as at December 31, 1992 and the related statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the year then ended and accompanying notes thereto, which financial statements are accompanied by the report of Ernst & Young, independent public accountants, and the unaudited condensed statement of consolidated financial condition of the Borrower and the Consolidated Subsidiaries as at March 31, 1993 and the related condensed statements of consolidated income and consolidated cash flows of the Borrower and the Consolidated Subsidiaries for the three months then ended and accompanying notes, heretofore furnished to the Banks, fairly present the consolidated financial conditions of the Borrower and the Consolidated Subsidiaries as at such dates and the consolidated results of their operations and their consolidated cash flows for the periods then ended in conformity with GAAP.

      Section 7.7. No Material Adverse Change. Since March 31, 1993 to the date hereof, there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Borrower and the Consolidated Subsidiaries taken as a whole.

      Section 7.8. Litigation. There is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the Borrower or any Consolidated Subsidiary which if adversely determined would (a) in any material way impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (b) other than as previously disclosed in writing to the Banks, result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

      Section 7.9. Tax Returns.; The consolidated United States federal income tax returns of the Borrower for the taxable year ended December 31, 1986 and for all taxable years ended prior to said date have been examined by the Internal Revenue Service and have been approved as filed, and any additional assessments in connection with any of such years have been paid or the applicable statute of limitations therefor has expired. There are no assessments in respect of the consolidated United States federal income tax returns of the Borrower and the Consolidated Subsidiaries of a material nature for any taxable year ended after December 31, 1986 pending, nor to the knowledge of the Borrower is any such assessment threatened, other than for those which are provided for by adequate reserves.

      Section 7.10. Approvals. No authorization, consent, license, exemption or filing or registration with any court or governmental department, agency or instrumentality, or any approval or consent of the stockholders of the Borrower or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower of this Agreement or the Notes.

      Section 7.11. Liens. There are no Liens on any of the Property of the Borrower or any Subsidiary, except those which are permitted by
Section 9.13 hereof.

      Section 7.12. ERISA. The Borrower and each Subsidiary are in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to the extent applicable to them and have received no notice to the contrary from the Pension Benefit Guaranty Corporation ("PBGC") or any other governmental entity or agency. As of December 31, 1992 there were no Unfunded Vested Liabilities of Plans maintained by the Borrower and its Subsidiaries. No condition exists or event or transaction has occurred with respect to any Plan which could reasonably be expected to result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty. Except as disclosed to the Agent in writing, neither the Borrower nor any Subsidiary has any contingent liability with respect to any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in
Part 6 of Title I of ERISA.

      Section 7.13. Compliance with Environmental Laws. (a) The business and operation of the Borrower and its Subsidiaries comply in all respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling or disposal of polychlorinated biphenyls (PCB s), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), to exposure to toxic, hazardous, or other controlled, prohibited or regulated substances, to the transportation, storage, disposal, management or release of gaseous or liquid substances, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except to the extent that such noncompliance in the aggregate would not (i) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or
(ii) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole.

        (b) The Borrower has not given, nor is it obligated to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand that: (i) the Borrower has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release (other than, in either case, a federally permitted release), of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons) from the Borrower's property, facilities, equipment or vehicles (whether now or heretofore owned); (iii) the Borrower may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of hazardous substances (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons); or (iv) any of the Borrower's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state, regional, county or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a hazardous substance (including, without limitation, petroleum, its by-products or derivatives, or other hydrocarbons), except to the extent that such violation, release, liability or Lien could not (A) impair the validity or enforceability of, or materially impair the ability of the Borrower to perform its obligations under, this Agreement or the Notes or (B) result in any material adverse change in the financial condition or Property, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole, and provided that, in the case of a Lien, such Lien does not violate Section 9.13 hereof.

SECTION 8.   CONDITIONS PRECEDENT.

        The obligation of each Bank to advance, continue, or convert any Loan hereunder shall be subject to the following conditions precedent:

      Section 8.1. Initial Borrowing. Prior to the advance of the initial Borrowing hereunder:

          (a) The Agent shall have received for each Bank the favorable written opinion of Sidley & Austin, counsel to the Borrower, in substantially the form of Exhibit C hereto, and of Edward H. Graham, Vice President and General Counsel of the Borrower, in substantially the form of Exhibit D hereto, and otherwise in form and substance satisfactory to the Required Banks;

          (b) The Agent shall have received for each Bank certified copies of resolutions of the Board of Directors of the Borrower and of a Special Committee thereof, together authorizing the execution and delivery of this Agreement and the Notes, indicating the authorized signers of this Agreement and the Notes and all other documents relating thereto and the specimen signatures of such signers; and

          (c) The Agent shall have received from the Borrower a list of its Authorized Representatives and the closing fee required by Section 4.2 hereof.

      Section 8.2. All Loans. As of the time of the advance, continuation, or conversion of each Borrowing hereunder (including the initial Borrowing):

        (a) The Agent shall have received for each Bank the Notes of the Borrower and the notice required by Section 1.4 or 2.2 hereof;

        (b) Each of the representations and warranties of the Borrower set forth in Section 7 hereof shall be true and correct as of said time, except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date;

        (c) The Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of the advance, continuation, or conversion of such Borrowing;

        (d) After giving effect to the advance, continuation, or conversion of such Borrowing the aggregate amount of all indebtedness for borrowed money of the Borrower and its Subsidiaries will not exceed any limit on such indebtedness then established by the Board of Directors of the Borrower; and

        (e) After giving effect to the advance, continuation or conversion of such Borrowing (i) the Original Dollar Amount of all Loans outstanding hereunder shall not exceed the Commitments then in effect and (ii) the Original Dollar Amount of all Loans outstanding from each Bank shall not exceed such Bank s Commitment; and

        (f) Such Borrowing shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System) as then in effect, provided that if any such circumstances affect fewer than all the Banks then the unaffected Banks shall not be relieved of their obligations to continue or convert their Loans that form part of such Borrowing.

      Each request for a Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in paragraphs (b), (c) and (d) of this Section 8.2.
If any conditions contained in this Section 8.2 are not fulfilled for a Borrowing on the last day of its Interest Period, notwithstanding Section 3.2 hereof, such Borrowing shall be due and payable on the last day of its Interest Period.

SECTION 9.   COVENANTS.

        The Borrower agrees that, so long as any Note is outstanding hereunder or any credit is available to or in use by the Borrower hereunder except to the extent compliance in any case or cases is waived in writing by the Required Banks:

      Section 9.1. Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence, subject to the provisions of Section 9.9 hereof.

      Section 9.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and will cause each Subsidiary so to do in respect of Property owned or used by it; provided, however, that nothing in this Section shall prevent the Borrower or a Subsidiary from discontinuing the operation or maintenance of any such properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of the Subsidiary and not disadvantageous in any material respect to the Banks or the holders of the Notes.

      Section 9.3. Taxes. The Borrower will duly pay and discharge, and will cause each Subsidiary to pay and discharge, all taxes, rates, assessments, fees and governmental charges upon or against the Borrower or such Subsidiary or against their respective Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith and by appropriate proceedings and adequate reserves are provided therefor.

      Section 9.4. Insurance. The Borrower will insure, and keep insured, and will cause each Subsidiary to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it which is of a character usually insured by companies similarly situated and operating like Property; and to the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each Subsidiary to insure, employers and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of the Agent furnish a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 9.4.

      Section 9.5. Financial Reports and Other Information. The Borrower will, and will cause each Consolidated Subsidiary to, maintain a standard system of accounting in accordance with GAAP and will furnish to the Banks and their respective duly authorized representatives such information respecting the business and financial condition of the Borrower and the Subsidiaries as may be reasonably requested; and without any request will furnish to each Bank:

       (a) within 50 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q
     Report filed with the SEC;

       (b) within 120 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Form 10-K Report filed with the SEC, including a copy of the annual report of the Borrower and the Consolidated Subsidiaries for such year with accompanying financial statements, prepared by the Borrower and certified by Ernst & Young or any other independent public accountants of recognized national standing selected by the selected by the Borrower, in accordance with GAAP;

        (c) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports which the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements which the Borrower files with the SEC or any successor thereto, or with any national securities exchange; and

        (d) as promptly as possible, and in any event within one Business Day after an Authorized Officer has knowledge thereof, notice of (i) any change in the S&P Rating or the Moody's Rating and (ii) any Default or Event of Default; and

        (e) an updated Exhibit B along with the financial statements delivered under subsection (a) or (b) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in Exhibit B hereto, as then most recently updated.

        (f) the Borrower will permit each Bank to visit and inspect, under the Borrower's guidance, any of the Properties of such Borrower or any Subsidiary, to examine all their books of account and records, to make copies and abstracts therefrom, and to discuss the Borrower's and its Subsidiaries' respective affairs, finances and accounts with such officers or employees as the Borrower may designate for such purpose, all at such reasonable times as may be reasonably requested; provided that unless a Default or an Event of Default exists, all such inspections shall be at the expense of the Bank or Banks making such inspections.

        Each of the financial statements furnished to the Banks pursuant to subsections (a) and (b) of this Section 9.5 shall be accompanied by a written certificate signed by the chief financial officer of the Borrower to the effect that (i) to the best of the knowledge and belief of the signer thereof no Default or Event of Default has occurred during the period covered by such statements or, if any such Default or Event of Default has occurred during such period, setting forth a description of such Default or Event of Default and specifying the action, if any, taken by the Borrower to remedy the same,
(ii) the representations and warranties contained in Section 7 hereof are true and correct as though made on the date of such certificate, except as otherwise described, (iii) the Borrower is in compliance with all covenants contained in Section 9 hereof, and (iv) a compliance certificate in the form of Exhibit E hereto showing the calculations necessary to determine compliance with Sections 9.6 through 9.8 hereof. In the event the Borrower is no longer required to file Form 10Q and 10K Reports with the SEC, the Borrower will nevertheless furnish to the Banks at the time hereinabove set forth all the financial and other information that would have comprised such filings.

      Section 9.6. Consolidated Tangible Net Worth. The Borrower will at all times maintain Consolidated Tangible Net Worth in an amount not less than:

             (i) U.S. $260,000,000 from the date hereof to and including September 29, 1993,

            (ii) U.S. $270,000,000 from September 30, 1993 to and including December 30, 1993,

           (iii) U.S. $275,000,000 from December 31, 1993 to and including March 30, 1994, and

            (iv) thereafter U.S. $275,000,000 plus, on a cumulative basis for each fiscal quarter:

                  (A) from the last day of each fiscal quarter during the Borrower's 1994 fiscal year, 33.33% of Consolidated Net Income, if positive, earned during the fiscal quarter ending on such date, and

                 (B) from the last day of each fiscal quarter thereafter, 50% of Consolidated Net Income, if positive, earned during the fiscal quarter ending on such date.

      Section 9.7. Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain a ratio of Consolidated Indebtedness to the sum of Consolidated Indebtedness plus Consolidated Net Worth of not more than:

             (i) 0.635 to 1.00 as of the last day of each fiscal quarter of the Borrower during the Borrower's 1993 fiscal year,

            (ii) 0.600 to 1.00 as of the last day of each fiscal quarter of the Borrower during the Borrower's 1994 fiscal year, and

           (iii) 0.550 to 1.00 as of the last day of each fiscal quarter thereafter.

      Section 9.8. Interest Coverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain the ratio of Consolidated Income Before Interest and Taxes to Consolidated Interest Expense of not less than:

             (i) 1.50 to 1.00 for the fiscal quarter of the Borrower ending June 30, 1993,

           (ii) 1.50 to 1.00 for the two most recently completed fiscal quarters of the Borrower ending September 30, 1993,

          (iii) 1.75 to 1.00 for the three most recently completed fiscal quarters of the Borrower ending December 31, 1993,

           (iv) 1.75 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending March 31, 1994,

            (v) thereafter through December 31, 1994, 2.00 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending on the last day of each such fiscal quarter,

           (vi) thereafter through June 30, 1995, 2.25 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending on the last day of each such fiscal quarter, and

          (vii) thereafter, 2.50 to 1.00 for the four most recently completed fiscal quarters of the Borrower ending on the last day of each such fiscal quarter.

      Section 9.9.     Mergers, Consolidations, Leases, and Sales.  The
 Borrower:

             (a) will not be a party to any merger or consolidation unless the Borrower is the surviving corporation;

             (b) except as permitted in Subsection (c) hereof, will not permit any Consolidated Subsidiary to be a party to any merger or consolidation unless the Consolidated Subsidiary is the surviving corporation and remains a Consolidated Subsidiary after the merger or consolidation, except any Consolidated Subsidiary may merge into the Borrower or a Wholly-Owned Consolidated Subsidiary and except that this subsection (b) shall not prohibit any merger where the Consolidated Subsidiary is not the surviving corporation if, after giving effect to such merger, the surviving corporation is a Wholly-Owned Consolidated Subsidiary; and

             (c) will not, and will not permit any Consolidated Subsidiary to, sell, assign, lease or otherwise transfer to any Person other than the Borrower or one or more Consolidated Subsidiaries any Properties (including, without limitation, any capital stock of any Consolidated Subsidiary) other than in the ordinary course of its business as conducted on the date hereof, unless such sale, assignment, lease or transfer is for a consideration not less than the fair market value thereof and unless, after giving effect to such sale, assignment, lease or transfer, the aggregate proceeds to the Borrower and the Consolidated Subsidiaries of all such sales, assignments, leases and transfers (other than in the ordinary course of its business as conducted on the date hereof) shall not exceed 10% of the Borrower's consolidated assets as shown on the Borrower's December 31, 1992 financial statements described in Section 7.6 hereof.

      Section 9.10. Change of Control. If a Change of Control shall occur, the Borrower will, within 1 Business Day after the Borrower becomes aware of the occurrence thereof, give the Agent notice thereof and describe in reasonable detail the facts and circumstances giving rise thereto.

      Section 9.11. ERISA. The Borrower will promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) with respect to

Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any Subsidiary's intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event with respect to any Plan which could result in the incurrence by the Borrower or any Subsidiary of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement Welfare Plan benefit.

      Section 9.12. Conduct of Business. The Borrower will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Borrower would be substantially changed from the general nature of the business engaged in by the Borrower on the date of this Agreement.

      Section 9.13. Liens. The Borrower will not nor will it permit any Subsidiary to create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 9.13 shall not apply to nor operate to prevent:

             (a) Liens existing as of the date of this Agreement (which in the aggregate secure less than U.S. $10,000,000 in indebtedness and other liabilities and which in the aggregate apply to Property constituting less than 5% of the Borrower's consolidated assets);

             (b) Liens in connection with worker's compensation, unemployment insurance, old age benefits, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits in connection with tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

             (c) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by appropriate proceedings and adequate reserves have been established therefor;

             (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and the Subsidiaries secured by such Liens shall not exceed U.S.$25,000,000 at any one time outstanding;

             (e) Liens for property taxes not yet subject to penalties for nonpayment, or survey exceptions, encumbrances, mineral or royalty reservations, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, pipe lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of its properties, which exceptions, encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of the Borrower and its Subsidiaries;

             (f) Liens upon any Property acquired by the Borrower or any Subsidiary after the date hereof (A) to secure the payment of all or any part of the purchase price of such Property upon the acquisition thereof by the Borrower or such Subsidiary, or (B) to secure any indebtedness issued, assumed or guaranteed by the Borrower or any Subsidiary prior to, at the time of, or within 270 days after the acquisition of such Property, which indebtedness is issued, assumed or guaranteed for the purpose of financing all or any part of the purchase price of such Property, provided that in the case of any such acquisition the Lien shall not apply to any Property other than the Property so acquired or purchased;

             (g) Liens of or upon any Property existing at the time of acquisition thereof by the Borrower or any Subsidiary and not created in contemplation of such acquisition;

             (h) Liens of or upon any Property of a corporation existing at the time such corporation is merged with or into or consolidated with the Borrower or any Subsidiary or existing at the time of a sale or transfer of the properties of a corporation (or division thereof) as an entirety or substantially as an entirety to the Borrower or any Subsidiary and not created in contemplation of such transaction;

             (i) Liens to secure indebtedness of any Subsidiary to the Borrower or to another Subsidiary;

             (j) Liens in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing or refinancing all or any part of the purchase price of the Property subject to such Liens, or the cost of constructing or improving the Property subject to such mortgages (including, without limitation, mortgages incurred in connection with pollution control, industrial revenue or similar financings); or

             (k) any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (j), inclusive, provided, however, that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced.

      Section 9.14. Use of Proceeds; Margin Stock. (a) The Borrower shall only use the proceeds of the Loans for general corporate purposes.

        (b) The Borrower shall not directly or indirectly use the proceeds of any of the Loans to purchase or carry any Margin Stock, and at no time will Margin Stock constitute 25% or more of the assets of the Borrower or of the consolidated assets of the Borrower and the Subsidiaries.

      Section 9.15. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 9, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities, non-compliance with which would (a) in any material way impair the validity or enforceability or the ability of the Borrower to perform its obligations under this Agreement or the Notes or (b) result in any material adverse change in the financial condition or properties, business or operations of the Borrower and the Consolidated Subsidiaries taken as a whole; provided, however, that the Borrower or any Subsidiary shall not be required to comply with any such law, regulation, ordinance or order if it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and adequate reserves, if appropriate, shall have been established therefor.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES.

      Section 10.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

             (a) (i) default in the payment when due of any principal on any Note or any Loan evidenced thereby, whether at the stated maturity thereof or at any other time provided in this Agreement; or (ii) default for a period of five days in the payment when due of interest on any Note or any Loan evidenced thereby or of any other sums required to be paid pursuant to this Agreement;

             (b) default by the Borrower in the observance or performance of any covenant set forth in Sections 9.6, 9.7, 9.8, 9.9, 9.10, 9.12 or
     9.14 hereof;

             (c) default by the Borrower in the observance or performance of any other provision hereof not mentioned in (a) or (b) above, which is not remedied within 30 days after notice thereof to the Borrower by the Agent or any Bank;

             (d) any representation or warranty made herein by the Borrower, or in any statement or certificate furnished pursuant hereto by the

     Borrower, or in connection with any Loan advanced hereunder, proves untrue in any material respect as of the date of the issuance or making thereof;

             (e) the Borrower or any Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of U.S. $25,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays enforcement thereof;

             (f) the Borrower or any other member of its Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of U.S. $10,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of U.S. $10,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any other member of its Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any member of its Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated;

             (g) (A) default shall occur in the payment when due of any indebtedness for borrowed money issued or assumed by the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 or the Borrower or any Subsidiary shall default in the payment of any guaranty of indebtedness in such an amount, or (B) default shall occur under any indenture, agreement or other instrument under which any indebtedness for borrowed money of the Borrower or any Subsidiary may be issued, assumed or guaranteed, and such default shall continue for a period of time sufficient to permit the acceleration of the maturity of any such indebtedness for borrowed money of the Borrower or any Subsidiary aggregating in excess of U.S. $10,000,000 (whether or not such maturity is in fact accelerated);

             (h) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more in voting power of the outstanding Voting Stock of the Borrower (a "Change of Control");

             (i) the Borrower or any Material Subsidiary shall (i) have entered against it an order for relief under the United States Bankruptcy Code, as amended, (ii) not pay, or admit in writing its inability to pay, its debts generally as they become due, (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, or (vi) fail to contest in good faith any appointment or proceeding described in Section 10.1(j) hereof; or

             (j) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 10.1(i)(v) shall be instituted against the Borrower, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days.

      Section 10.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in Sections 10.1(i) or (j) has occurred and is continuing, the Agent shall, by notice to the Borrower, (a) if so directed by the Required Banks, terminate the remaining Commitments of the Banks hereunder on the date stated in such notice (which may be the date thereof); and (b) if so directed by the Banks holding Notes evidencing more than 66-2/3% of the aggregate principal amount of all Loans then outstanding, declare the principal of and the accrued interest on all outstanding Notes of the Borrower to be forthwith due and payable and thereupon all of said Notes, including both principal and interest, shall be and become immediately due and payable together with all other amounts payable under this Agreement without further demand, presentment, protest or notice of any kind. The Agent, after giving notice to the Borrower pursuant to Section 10.1 or this
Section 10.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

      Section 10.3. Bankruptcy Defaults. When any Event of Default described in subsections (i) or (j) of Section 10.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under this Agreement without presentment, demand, protest or notice of any kind, and the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate.

      Section 10.4. Expenses. The Borrower agrees to pay to the Agent and each Bank, or any other holder of any Note outstanding hereunder, all reasonable costs and expenses incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the terms hereof or of the Notes.

SECTION 11.  CHANGE IN CIRCUMSTANCES.

      Section 11.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time after the date hereof any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans in any currency or to give effect to its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower, with a copy to the Agent, and such Bank's obligations to make or maintain Eurocurrency Loans in such currency under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans in such currency. The Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may instead elect to convert the principal amount of the affected Eurocurrency Loan if denominated in U.S. Dollars into a Domestic Rate Loan from such Bank that shall not be maintained through conversion ratably by the Banks but only by such affected Bank.

      Section 11.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

             (a) the Agent is advised by the Reference Banks that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to the Reference Banks in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

             (b) Banks having 25% or more of the aggregate amount of the Commitments advise (or, in the case of a Swing Line Loan, a Bank scheduled to make such a Loan advises) the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of or its funding their Eurocurrency Loans or Loan for such Interest Period or (ii) that the making or funding of Eurocurrency Loans in the relevant currency has become impracticable as a result of an event occurring after the date of the Agreement which in the opinion of such Banks or Bank materially affects such Loans, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

      Section 11.3. Increased Cost and Reduced Return. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

             (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for taxes imposed on or measured by the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Eurocurrency Loans, its Notes or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

          (b) If after the date hereof, any Bank shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, the adoption of any risk-based capital guidelines, or any revisions thereof, currently proposed by banking regulators), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction.

        (c) Each Bank that suspends its obligation to advance or maintain Eurocurrency Loans under Section 11.1 hereof, determines to seek compensation under this Section 11.3, or becomes entitled to receive additional amounts under Section 13.1(c) hereof shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such right pursuant to any of such Sections and will designate a different Lending Office if such designation will avoid such situation or, in the case of Sections 11.3 and 13.1, reduce the amount of compensation payable thereunder, and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 11.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive if reasonably determined. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      Section 11.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates or an international banking facility created by such Bank to make such Loan as it may from time to time elect and designate in a notice to the Borrower and the Agent; provided, however, that in such event such Loan shall be deemed to have been made by such Bank from its relevant Lending Office for such Loans, and the obligation of the Borrower to repay such Loan shall nevertheless be to such Bank and shall be deemed to be held by such Bank, to the extent of such Loan, for the account of such branch, office, affiliate or international banking facility.

      Section 11.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

      Section 11.6. Substitution of Bank. If (a) any Bank has demanded compensation or given notice of its intention to demand compensation under
Section 11.3 or (b) the Borrower is required to pay any additional amount to any Bank pursuant to Section 13.1, and in any such case the Required Banks are not in the same situation, the Borrower shall have the right, with the assistance of the Agent if desired, to seek a substitute bank or banks reasonably satisfactory to the Agent (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section 13.12 hereof, provided that such Bank s entire Commitment is replaced, and the U.S. $2,500 fee payable under

Section 13.12 shall not be payable in connection with any such assignment required under this Section 11.6.

SECTION 12.  THE AGENT.

      Section 12.1. Appointment and Authorization. Each Bank hereby irrevocably appoints Bank of Montreal its Agent under this Agreement and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto.

      Section 12.2. Agent and Affiliates. The Agent shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder. The term Bank as used herein, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

      Section 12.3. Action by Agent. Except for action expressly required of the Agent hereunder, the Agent shall in all cases be fully justified in failing or refusing to act hereunder unless the Agent shall be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. In all cases in which this Agreement does not require the Agent to take certain actions, the Agent shall be fully justified in using their discretion in failing to take or in taking any action hereunder. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Event of Default, except as expressly provided in Section 10.2. The Agent shall not be deemed to have knowledge of any Default or Event of Default until it receives written notice thereof from the Borrower or a Bank specifically identified as a "notice of default." The Agent shall be acting as an independent contractor hereunder and nothing herein shall be deemed to impose on the Agent any fiduciary obligations to the Banks or the Borrower.

      Section 12.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

      Section 12.5. Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Section 8, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, request or statement, (whether written or oral) or other documents believed by it to be genuine or to be signed by the proper party or parties and, in the case of legal matters, in relying on the advice of counsel (including counsel for the Borrower). The Agent may treat the Banks that are named herein as the holders of the Notes and the indebtedness contemplated herein unless and until the Agent receive notice of the assignment of the Note and the indebtedness held by a Bank hereunder pursuant to an assignment contemplated by Section 13.12 hereof.

      Section 12.6. Indemnification. Each Bank shall, ratably in accordance with its Commitments (or, if the Commitments have been terminated in whole, ratably in accordance with its outstanding Loans), indemnify the Agent, its directors, officers, and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsels' fees and disbursements), claim, demand, action, loss, obligation, damages, penalties, judgments, suits or liability (except such as result from the Agent's gross negligence or willful misconduct) that any of them may suffer or incur in connection with this Agreement or any action taken or omitted by any of them hereunder.

      Section 12.7. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

      Section 12.8. Resignation of Agent and Successor Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving written notice thereof to the Banks and the Borrower, and the Required Banks may remove the Agent, with the consent of the Borrower, at any time. Upon any such resignation or removal of the Agent, the Required Banks shall have the right to appoint, with the consent of the Borrower, a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent s giving of notice of resignation or receiving notice of its removal, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least U.S. $200,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

      Section 12.9. Payments. Unless the Agent shall have been notified by a Bank prior to the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan, so that the Borrower will have no liability under Section 3.7 hereof with respect to such payment. "Federal Funds Rate" shall mean the rate described in
Section 1.2(a)(ii) hereof.

      Section 12.10. Co-Agent. Nothing in this Agreement shall impose any obligation on Royal Bank of Canada in its capacity as Co-Agent hereunder.

SECTION 13.  MISCELLANEOUS.

      Section 13.1.    Withholding Taxes.

          (a) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the date the initial Borrowing is made hereunder, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each such Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be (i) notified by the Borrower or Agent to such Bank and
(ii) required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to this Agreement or the Loans. Upon the request of the Borrower or Agent, each Bank that is a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower a certificate to the effect that it is such a United States person.

          (b) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower any form or certificate that such Bank is obligated to submit pursuant to subsection (a) of this Section 13.1, or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise become ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

          (c) Payment of Additional Amounts. If, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, the Borrower is required by law or regulation to make any deduction, withholding or backup withholding of any taxes, levies, imposts, duties, fees, liabilities or similar charges of the United States of America, any possession or territory of the United States of America (including the Commonwealth of Puerto Rico) or any area subject to the jurisdiction of the United States of America ("U.S. Taxes") from any payments to a Bank in respect of Loans then or thereafter outstanding, or other amounts owing hereunder, the amount payable by the Borrower will be increased to the amount which, after deduction from such increased amount of all U.S. Taxes required to be withheld or deducted therefrom, will yield the amount required under this Agreement to be payable with respect thereto; provided that the Borrower shall not be required to pay any additional amount pursuant to this subsection (c) to any Bank that (i) is not, on the date this Agreement is executed by such Bank, either (x) entitled to submit Form 1001 relating to such Bank and entitling it to a complete or partial exemption from withholding on all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans (and in the case of a Bank that on such date is only entitled to present a Form 1001 entitling it to a partial exemption from such withholding the Borrower shall in no event be required to make any such additional payment beyond the value of the partial exemption to which such Bank was originally entitled) or Form 4224 relating to all amounts to be received by such Bank, including fees, pursuant to this Agreement and the Loans or (y) a U.S. person (as such term is defined in Section 7701(a)(30) of the Code), or (ii) has failed to submit any form or certificate that it was required to file pursuant to subsection (a) of this
Section 13.1 and entitled to file under applicable law, or (iii) is no longer entitled to submit Form 1001 or Form 4224 as a result of any change in circumstances other than a change in applicable law, regulation or treaty or in any official application or interpretation thereof. Within 30 days after the Borrower s payment of any such U.S. Taxes, the Borrower shall deliver to the Agent, for the account of the relevant Bank(s), originals or certified copies of official tax receipts evidencing such payment. The obligations of the Borrower under this subsection (c) shall survive the payment in full of the Loans and the termination of the Commitments.

      Section 13.2. No Waiver of Rights. No delay or failure on the part of any Bank or on the part of the holder or holders of any Note in the exercise of any power or right shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Banks and of the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

      Section 13.3. Non-Business Day. If any payment of principal or interest on any Loan or of any fee hereunder shall fall due on a day which is not a Business Day, interest at the rate such Loan bears for the period prior to maturity or at the rate such fee accrues shall continue to accrue from the stated due date thereof to and including the next succeeding Business Day, on which the same shall be payable.

      Section 13.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to this Agreement or any Note, including interest and penalties, in the event any such taxes are assessed irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

      Section 13.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and of the Notes, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

      Section 13.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 3.7 and Section 11.3 hereof, shall survive the termination of this Agreement and the payment of the Loans and the Notes.

      Section 13.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if on or after the date of the occurrence of an Event of Default and the acceleration of the maturity of the Notes pursuant to Section 10.2 or 10.3 hereof such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of its Loans outstanding under this Agreement in excess of its ratable share of payments on all Loans then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Loans held by each such other Bank (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Bank's ratable share of any such Set-off shall be determined by the proportion that the aggregate amount of Loans then due and payable to such Bank bears to the total aggregate amount of the Loans then due and payable to all the Banks.

      Section 13.8. Notices. Except as otherwise specified herein, all notices hereunder shall be in writing (including cable, telecopy or telex) and shall be given to the relevant party at its address, telecopier number or telex number set forth below, in the case of the Borrower, or on the appropriate signature page hereof, in the case of the Banks and the Agent, or such other address, telecopier number or telex number as such party may hereafter specify by notice to the Agent and the Borrower, given by United States certified or registered mail, by telecopy or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices hereunder to the Borrower shall be addressed to:

                                 Maytag Corporation
                                 403 West 4th Street, North
                                 Newton, Iowa 50208
                                 Attention:  Thomas C. Ringgenberg
                                 Vice President and Treasurer
                                 Telephone:  (515) 791-8955
                                 Telecopy:  (515) 791-8115

Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and a confirmation of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section and the answerback is received by sender, (iii) if given by mail, five (5) days after such communication is deposited in the mail, certified or registered with return receipt requested, addressed as aforesaid or (iv) if given by any other means, when delivered at the addresses specified in this Section; provided that any notice given pursuant to Section 1 or Section 2 hereof shall be effective only upon receipt.

      Section 13.9. Counterparts. This Agreement may be executed in any number of counterparts, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

      Section 13.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations hereunder without the written consent of all of the Banks.

      Section 13.11. Participants and Note Assignees. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made, and/or Commitments held, by such Bank at any time and from time to time, and to assign its rights under such Loans or the Notes evidencing such Loans to one or more other financial institutions; provided that no such participation or assignment shall relieve any Bank of any of its obligations under this Agreement, and provided further that no such assignee or participant shall have any rights under this Agreement except as provided in this
Section 13.11, and the Agent shall have no obligation or responsibility to such participant or assignee, except that nothing herein provided is intended to affect the rights of an assignee of a Note to enforce the Note assigned. Any party to which such a participation or assignment has been granted shall have the benefits of Section 3.7 and Section 11.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation or assignment would have been entitled to receive with respect to the rights transferred. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or wavier of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement that would (A) increase any Commitment of such Bank if such increase would also increase the participant s obligations, (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder in which such participant has an interest or (C) reduce the stated rate at which interest or fees accrue or other amounts payable hereunder in which such participant has an interest.

      Section 13.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the prior consent of the Borrower and Agent, to sell, assign, transfer or negotiate all or any part of its Commitment to one or more commercial banks or other financial institutions. Upon any such assignment, its notification to the Agent, and the payment of a U.S. $2,500 recordation and administration fee to the Agent (which fee shall in no event be the obligation of the Borrower), the assignee shall become a Bank hereunder, all Loans and the Commitment it thereby holds shall be governed by all the terms and conditions hereof, and the Bank granting such assignment shall have its Commitment and its obligations and rights in connection therewith, reduced by the amount of such assignment.

      Section 13.13. Amendments. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

           (i) no amendment or waiver pursuant to this Section shall (A) increase any Commitment of any Bank without the consent of such Bank or (B) forgive any amount of or postpone the date for payment of any principal of or interest on any Loan or of any fee payable hereunder or reduce the stated rate at which interest or fees accrue hereunder without the consent of the Bank to which such payment is owing or which has committed to make such Loan hereunder; and

          (ii) no amendment or waiver pursuant to this Section shall, unless signed by each Bank, change the provisions of this Section, the definition of Required Banks or Termination Date, or any condition precedent set forth in Section 8 hereof or the provisions of Sections 10.1.(i), 10.1.(j) or 10.3, or affect the number of Banks required to take any action hereunder.

      Section 13.14. Legal Fees and Indemnification. The Borrower agrees to pay the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of this Agreement, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitations, all expenses of litigation or preparation therefor whether or not any Bank is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, any Note, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, other than (i) those which arise from the gross negligence or willful misconduct of the party claiming indemnification or (ii) those covered by another explicit provision hereof or required to be paid by a Bank or Banks hereunder. The obligations of the Borrower under this Section shall survive the termination of this Agreement.

      Section 13.15. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Bank entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Borrower shall pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligations of the Borrower not discharged by such payment shall, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, shall continue in full force and effect.

      Section 13.16. Currency Equivalence. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties agree that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Bank or the Agent, as applicable, may in accordance with normal banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank and the Agent against such loss, and if the amount of the specified currency so purchased exceeds the sum of
(a) the amount originally due to the applicable Bank or the Agent in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 13.7 hereof, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

      Section 13.17. Governing Law. This Agreement and the Notes, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the laws of the State of Illinois, without regard to conflicts of law doctrine.

      Section 13.18. Termination of Existing Credit Agreement. The Borrower and each of the Banks hereunder that is a party to the Credit Agreement dated as of November 22, 1989 (the "Existing Foreign Credit Agreement") among Maytag Corporation, the Banks party thereto, and Deutsche Bank AG, Chicago Branch, as Agent, consents to the termination of the "Commitments" thereunder effective on the date the conditions set forth in
Section 8.1 hereof are fulfilled, notwithstanding the notice requirements for such termination set forth in Section 2.3 of the Existing Foreign Credit Agreement. Subject to further consents to such termination from sufficient additional "Banks" under the Existing Foreign Credit Agreement to constitute the "Required Banks" thereunder, the Existing Foreign Credit Agreement shall terminate and all amounts payable thereunder, including accrued and unpaid commitment fees payable under Section 2.4 thereof, shall be payable, and the facility fee payable under Section 4.1 hereof shall begin to accrue, on the date this Agreement has been executed by all the parties hereto and the conditions set forth in Section 8.1 hereof have been fulfilled.

      Section 13.19. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

      Section 13.20. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded hereby.

     Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

    Dated as of June 25, 1993.

                                    MAYTAG CORPORATION

                                    By /s/ J. A. Schiller

                                    Its Executive Vice President and Chief
                                          Financial Officer

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

115 S. LaSalle Street               BANK OF MONTREAL, CHICAGO BRANCH,
Chicago, Illinois 60603           in its individual capacity as a Bank and as
Telecopy:  (312) 750-4314         Agent
Telephone:  (312) 750-3742
Commitment:  $59,999,999
                                    By   /s/ Robert K. Strong, Jr.
                                    Its Managing Director

Lending Offices:

   Domestic Rate Loans:             115 South LaSalle Street
                                    Chicago, Illinois 60603

   Eurocurrency Loans:              115 South LaSalle Street
                                    Chicago, Illinois 60603

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

Pierrepont Plaza                    ROYAL BANK OF CANADA, in its
300 Cadman Plaza West                 individual capacity as a Bank and as
Brooklyn, New York  11201-2701        Co-Agent
Telecopy:  (718) 522-6292
Telephone:  (718) 858-7176


with copy to:                       By  /s/ Patricia J. Herbig
                                      Its Manager Corporate Banking

33 N. Dearborn
Suite 2300
Chicago, Illinois  60602
Telecopy:  (312) 782-3429
Telephone:  (312) 372-4404
Commitment:  $33,333,333

Lending Offices:

   Domestic Rate Loans:             Royal Bank of Canada, New York Branch
                                    Financial Square
                                    New York, New York  10005-3531

   Eurocurrency Loans:              Royal Bank of Canada, New York Branch
                                    Financial Square
                                    New York, New York  10005-3531

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:
611 Woodward Avenue                 NBD BANK, N.A.
Detroit, Michigan  48226
Telecopy:  (313) 225-2649
Telephone:  (313) 225-2557
Commitment:  $23,333,333

                                    By  /s/ Jack J. Csernits
                                     Its Vice President

Lending Offices:

   Domestic Rate Loans:             611 Woodward Avenue
                                    Detroit, Michigan  48226

   Eurocurrency Loans:              611 Woodward Avenue
                                    Detroit, Michigan  48226

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

One First National Plaza            THE FIRST NATIONAL BANK
Suite 0088, 14th Floor                 OF CHICAGO
Chicago, Illinois 60670
Telecopy:  (312) 732-2715
Telephone:  (312) 732-4244
Commitment:  $16,666,667

                                    By  /s/ Susan L. Comstock
                                     Its Vice President
Lending Offices:

   Domestic Rate Loans:                One First National Plaza
                                       Suite 0088, 14th Floor
                                       Chicago, Illinois 60670

   Eurocurrency Loans:                 One First National Plaza
                                       Suite 0088, 14th Floor
                                       Chicago, Illinois 60670

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

225 West Wacker Drive                  THE FUJI BANK, LIMITED
Chicago, Illinois 60606
Telecopy:  (312) 621-0539
Telephone:  (312) 621-0500
Commitment:  $16,666,667

                                       By  /s/ Peter L. Chinnici
                                         Its Joint General Manager
Lending Offices:

   Domestic Rate Loans:                225 West Wacker Drive
                                       Chicago, Illinois  60606

   Eurocurrency Loans:                 225 West Wacker Drive
                                       Chicago, Illinois  60606

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

33 North Dearborn                      NATIONAL WESTMINSTER BANK PLC
Chicago, Illinois 60602
Telecopy:  (312) 621-1564
Telephone:  (312) 621-1500
Commitment:  $16,666,667

                                       By  /s/ David H. Hannah
                                         Its Vice President

Lending Offices:

   Domestic Rate Loans:                National Westminster Bank PLC,
                                         Chicago Branch
                                       c/o National Westminster Bank PLC
                                       175 Water Street
                                       New York, New York  10038

   Eurocurrency Loans:                 National Westminster Bank PLC,
                                         Nassau Branch
                                       c/o National Westminster Bank PLC
                                       175 Water Street
                                       New York, New York  10038

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

127 Public Square                      SOCIETY NATIONAL BANK
Cleveland, Ohio  44114-1306
Telecopy:  (216) 689-4981
Telephone:  (216) 689-3176
Commitment:  $16,666,667

                                       By  /s/ Janice M. Cook
                                         Its Vice President

Lending Offices:

   Domestic Rate Loans:                127 Public Square
                                       Cleveland, Ohio  44114-1306

   Eurocurrency Loans:                 127 Public Square
                                       Cleveland, Ohio  44114-1306

     Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitment:

233 South Wacker Drive                 THE SUMITONO BANK, LIMITED,
Suite 4800                                 CHICAGO BRANCH
Chicago, Illinois  60606
Telecopy:  (312) 876-6436
Telephone:  (312) 876-6406
Commitment:  $16,666,667

                                       By  /s/ Katsuyasu Iwasawa
                                         Its Joint General Manager

Lending Offices:

   Domestic Rate Loans:                233 South Wacker Drive
                                       Suite 4800
                                       Chicago, Illinois  60606

   Eurocurrency Loans:                 233 South Wacker Drive
                                       Suite 4800
                                       Chicago, Illinois  60606

                                  EXHIBIT  A

                                     NOTE
                                              ________________, 19___

     FOR VALUE RECEIVED, the undersigned, Maytag Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________________ (the "Bank") on the Termination Date of the
hereinafter defined Credit Agreement, at the principal office of Bank of Montreal, Chicago Branch, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower) in the currency of such Loan in accordance with Section 5.1 of the Credit Agreement, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

     The Bank shall record on its books or records or on a schedule attached to this Note, which is a part hereof, each Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Note all such amounts shall be recorded on a schedule attached to this Note. The record thereof, whether shown on such books or records or on a schedule to this Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

     This Note is one of the Notes referred to in the Credit Agreement dated as of ________________________, 1993, among the Borrower, Bank of Montreal, as Agent, and others (the "Credit Agreement"), and this Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

     Prepayments may be made hereon and this Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.



     The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                       MAYTAG CORPORATION


                                       By ______________________

                                         Its____________________

                                  EXHIBIT  B

            SUBSIDIARIES OF MAYTAG CORPORATION AS OF JUNE 25, 1993

                                      JURISDICTION OF           PERCENTAGE OF
   NAME                                INCORPORATION               OWNERSHIP

M.H. Canadian Holdings Ltd.                 Ontario                 100%
Maytag Financial Services Corp.             Delaware                100%
Dixie Narco Inc.                         West Virginia              100%
Master Care Inc.                            Illinois                100%
Holland Distributors Inc.                   Delaware                100%
Maytag International Inc.                   Delaware                100%
Admiral International Corp.                 Delaware                100%
Crosley International Corp.                 Delaware                100%
Maytag Foreign Sales Corp.               Virgin Islands             100%
Lineset PLC                                 England                 100%
S.A. Hoover                                  France                 100%
Hoover GmbH                       Federal Republic of Germany       100%
Hoover Pty. Limited                        Australia                100%
Hoover Appliances Ltd.                     Australia                100%
Maytag Group Sourcing Company               Delaware                100%
The Hoover Company                          Delaware                100%
Hoover Holdings Inc.                        Delaware                100%
Phase IV Products, Inc.                     Delaware                100%
Clayton Victoria Holdings Pty, Ltd.        Australia                100%
De Hoover Handelmaatschappig  B.V.*     The Netherlands             100%
Hoover Italiana S.P.A.                       Italy                  100%
Hoover Mexicana S.A. de C.V.                 Mexico                 100%
Juver Industrial S.A. de C.V.                Mexico                 100%
Hoover N.Z. Limited                       New Zealand               100%
Hoover Electrica Portuguesa, LDA            Portugal                100%
Hoover Espanola S.A.*                        Spain                  100%
Hoover Apparate A.G.                      Switzerland               100%
Readylink Limited                        United Kingdom             100%
Meadowbank Properties Pty. Ltd.            Australia                100%
Hoover Austria G.E.S. M.B.H.                Austria                 100%
Hoover Benelux SA/NV                        Belgium                 100%
Hoover Commercial Limitada*                  Brazil                 100%
Hoover OY                                   Finland                 100%
Hoover Pacific Holdings Pty. Ltd.          Australia                100%
Hoover European Holdings                    Delaware                100%
Domicor Holdings N.V.                   The Netherlands             100%

                                        JURISDICTION OF        PERCENTAGE OF
             Name                       INCORPORATION          OWNERSHIP

Hoover Limited                              England                 100%
Maharashtra Investment Ltd.                 Delaware                100%
Maytag International Ltd.*                  England                 100%


All Subsidiaries are Consolidated Subsidiaries. All Subsidiaries other than those with an asterisk next to their name are Material Subsidiaries as of June 25, 1993.

                                        -B2-

                                  EXHIBIT C

                                June ___, 1993


To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, as Agent

     Re:                  Loans to Maytag Corporation


Ladies and Gentlemen:

     We have acted as counsel to Maytag Corporation, a Delaware corporation (the "Borrower"), in connection with the $200,000,000 Credit Agreement of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, as Agent, and the transactions contemplated thereby.

     This opinion is furnished to you at the request of the Borrower pursuant to Section 8.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

     In rendering the opinions set forth herein, we have also examined originals or copies, certified to our satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and we have made such inquiries of officers and representatives of the Borrower, as we have deemed relevant or necessary as the basis for such opinions. We have relied as to factual matters upon, and assumed the accuracy of, such certificates, the representations and warranties of the Borrower, made in the Credit Agreement, and other statements, documents and records supplied to us by the Borrower and we have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

     In rendering the opinions set forth herein, we have assumed that:

           (i) all the parties to the Credit Agreement, other than the Borrower, are duly organized, validly existing, and in good standing under the laws of their respective jurisdictions of organization and have the requisite corporate power to enter into the Credit Agreement; and

          (ii) the execution and delivery of the Credit Agreement have been duly authorized by all necessary corporate action and proceedings on the part of all parties thereto other than the Borrower; the Credit Agreement has been duly executed and delivered by all parties thereto other than the Borrower and constitutes the valid and binding obligation of such parties, enforceable against such parties in accordance with its terms; the terms and provisions of the Credit Agreement do not, and the execution, delivery and performance thereof by each of the parties thereto other than the Borrower will not, violate or conflict with the certificate of incorporation or bylaws of any such party, any contract or indenture to which it is a party or by which it is created or bound, or any law, order or decree of any court, administrative agency or other governmental authority applicable to any such party.

     Based upon the foregoing and subject to the qualifications stated herein, we are of the opinion that, as of the date hereof:

        1. The Borrower has been duly organized and is validly existing and in good standing under the laws of the State of Delaware. The Borrower has the requisite corporate power and authority to conduct its business as currently conducted.

        2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

          (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

          (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower s stockholders, and

          (c) will not violate any law or regulation of the State of Illinois (including, without limitation, any usury laws) or of the United States of America applicable to the Borrower.

        3. The Credit Agreement and the Notes have been duly executed and delivered by a duly authorized officer of the Borrower, and constitute the valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

        4. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or, to our knowledge, controlled by such a company.

        5. No approval, consent or authorization of, or filing or registration with, any governmental department, agency or instrumentality is necessary for the Borrower s execution or delivery of the Credit Agreement or the Notes or for the Borrower s performance of any of the terms thereof.

        Our opinions above are subject to the following qualifications:

             (a) Our opinions relating to validity, binding effect and enforceability in Paragraph 3 above are subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors' rights generally. In addition, our opinions relating to enforceability in Paragraph 3 above are subject to (i) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law) and (ii) limitations imposed by public policy under certain circumstances on the enforceability of provisions indemnifying a party against liability for its own wrongful or negligent acts. In applying principles of equity referred to in clause (i) above, a court, among other things, might not allow a creditor to accelerate maturity of a debt upon the occurrence of a default deemed immaterial. Such principles applied by a court might include a requirement that a creditor act reasonably and in good faith.

             (b) Certain remedial provisions of the Credit Agreement may be unenforceable in whole or in part, but the inclusion of such provisions does not affect the validity of the Credit Agreement; however, the unenforceability of such provisions may result in delays in the enforcement of the Agent's and the Banks' rights and remedies under the Credit Agreement (and we express no opinion as to the economic consequences, if any, of such delays).

            (c) We express no opinion as to the effect of the compliance or noncompliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks because of the Agent s or any of the Banks' legal or regulatory status or the nature of the business of the Agent or any of the Banks.

       The foregoing opinions are limited to the laws of the United States and the State of Illinois and the General Corporation Law of the State of Delaware, and we express no opinion with respect to the laws of any other state or jurisdiction.

       Whenever in this opinion reference is made to our knowledge, such reference is to the conscious awareness of Dennis V. Osimitz and Jeffrey S. Rothstein of information regarding factual matters. With respect to such matters, such persons have not, with your express permission and consent, undertaken any investigation or inquiry either of other lawyers, files maintained by the firm, or officers or employees of the Borrower or any of its Subsidiaries. The reference to "conscious awareness" as used in this paragraph has the meaning given that phrase in the Third-Party Legal Opinion Report, Including the Legal Opinion Accord, of the Section of Business Law, American Bar Association, 47 Bus. Law. 167, 192 (1991).

       The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without our express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 through 5. The opinions expressed above are based solely on laws and regulations in effect on the date hereof, and we assume no obligation to revise or supplement this opinion should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.


                                     Very truly yours,

                                  EXHIBIT D

                                June ___, 1993


To each of the Banks parties to
the "Credit Agreement" (as defined below), and to Bank of Montreal, as Agent


       Re:               Loans to Maytag Corporation

Ladies and Gentlemen:

     I am Vice President and General Counsel of Maytag Corporation, a Delaware corporation (the "Borrower"). I am familiar with the $200,000,000 Credit Agreement of even date herewith (the "Credit Agreement") among the Borrower, the financial institutions parties thereto (the "Banks") and Bank of Montreal, as Agent, and the transactions contemplated thereby.

     This opinion is furnished to you at the request of the Borrower pursuant to Section 8.1(a) of the Credit Agreement. Capitalized terms used herein and not otherwise defined are used as defined in the Credit Agreement.

     In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Credit Agreement and the promissory notes delivered on the date hereof to the Banks signatory to the Credit Agreement (the "Notes").

     In rendering the opinions set forth herein, I have also examined originals or copies, certified to my satisfaction, of such (i) certificates of public officials, (ii) certificates of officers and representatives of the Borrower, and (iii) other documents and records, and I have made such inquiries of officers and representatives of the Borrower, as I have deemed relevant or necessary as the basis for such opinions. I have relied as to factual matters upon, and assumed the accuracy of, such certificates and other statements, documents and records supplied to me by the Borrower and I have assumed the genuineness of all signatures (other than signatures of officers of the Borrower) and the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified or photostatic copies.

     Based upon the foregoing and subject to the qualifications stated herein, I am of the opinion that, as of the date hereof:

        1. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and the Notes. Such execution, delivery and performance:

       (a) have been duly authorized by all necessary and proper corporate action of the Borrower,

       (b) do not violate any provision of the certificate of incorporation or by-laws of the Borrower or require any approval of the Borrower s stockholders, and

       (c) to my knowledge, do not violate any material indenture or agreement to which the Borrower is a party or by which it is bound or any provision of any judgment or decree applicable to the Borrower.

        2. There is no litigation or governmental proceeding pending or, to my knowledge, threatened, against the Borrower or any Subsidiary which could reasonably be expected to (i) materially adversely affect the business and properties of the Borrower and its Subsidiaries on a consolidated basis or
(ii) impair the validity or enforceability of the Credit Agreement or the Notes or materially impair the ability of the Borrower to perform its obligations under the Credit Agreement or the Notes.

     The foregoing opinions are limited to the laws of the United States and the State of Iowa, and the General Corporation Law of the State of Delaware, and I express no opinion with respect to the laws of any other state or jurisdiction.

     The opinions expressed herein are being delivered to you as of the date hereof and are solely for your benefit in connection with the transactions contemplated in the Credit Agreement and may not be relied on in any manner or for any purpose by any other person, nor any copies published, communicated or otherwise made available in whole or in part to any other person or entity without my express prior written consent, except that you may furnish copies thereof to any party that becomes a Bank after the date hereof pursuant to the Credit Agreement. I do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed in numbered Paragraphs 1 and 2. The opinions expressed above are based solely on laws and regulations in effect on the date hereof, and I assume no obligation to revise or supplement this opinion should such laws or regulations be changed by legislative or regulatory action, judicial decision or otherwise.


                                 Very truly yours,

                                  EXHIBIT E

                            COMPLIANCE CERTIFICATE

     This Compliance Certificate is furnished to Bank of Montreal as Agent pursuant to that certain Credit Agreement dated as of ______________, 1993 by and among Maytag Corporation (the "Borrower"), the Banks party thereto, and Bank of Montreal, as Agent (the "Credit Agreement"). Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

     THE UNDERSIGNED ON BEHALF OF THE BORROWER HEREBY CERTIFIES THAT:

        1.   I am the duly elected chief financial officer of the Borrower;

        2. I have reviewed or caused to be reviewed the terms of the Credit Agreement and I have made or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower during the accounting period covered by the attached financial statements;

        3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

        4. The representations and warranties contained in Section 7 of the Credit Agreement are true and correct as though made on the date hereof, except as set forth below;

        5.   The Borrower is in compliance with all covenants contained in
     Section 9 of the Credit Agreement, except as set forth below.

        6. The Attachment hereto sets forth financial data and computations evidencing the Borrower's compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement.

     Described below are the exceptions, if any, to paragraphs 3, 4 and 5 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
______________________________________________________________________
The foregoing certifications, together with the computations set forth in the
Attachment  hereto   and  the   financial  statements   delivered  with   this
Certificate in support hereof, are made and delivered this _________ day of __________________ 19___.




                                         MAYTAG CORPORATION



                                         By________________________
                                         Its Chief Financial Officer

                              Maytag Corporation
                     Attachment To Compliance Certificate
                 Compliance Calculations for Credit Agreement
                          Dated as of June 30, 1993
                       Calculations as of July 22, 1993
___________________________________________________________________________
A.     Consolidated Tangible Net Worth (Section 9.6)

       1.  Consolidated Net Worth of the Borrower              $  639,383,000

       2.  Consolidated net book value of assets of the
           Borrower which would be treated as intangibles
           under GAAP                                          $ (324,318,000)

       3.  Subtract Line 2 from Line 1                         $  315,065,000
           (Line 3 must be equal to or greater than $260,000,000) ============


B.     Leverage Ratio (Section 9.7)

       1.  Consolidated Indebtedness                           $  987,338,000

       2.  Consolidated Net Worth of the Borrower              $  639,383,000

       3.  Sum of Lines 1 and 2                                $1,626,721,000
                                                                =============
       4.  Ratio of Line 1 to 3 (Line 4
           Ratio must be equal to or less
           than .635:1.00)                                               .607
                                                                =============

C.     Interest Coverage Ratio (Section 9.8)

       1.  Consolidated Income Before Interest and Taxes       $   55,551,000

       2.  Consolidated Interest Expense                       $   19,097,000

       3.  Ratio of Line 1 to 2 (Line 3
           Ratio must be equal to or greater
           than 1.5 to 1.00)                                            2.909

                              MAYTAG CORPORATION

                                 Exhibit 4(h)

  First Amendment, Dated as of March 4, 1994 to the U.S. $100,000,000 Credit Agreement, Dated as of June 25, 1993 among Registrant, the Banks party Hereto and Bank of Montreal, Chicago Branch as Agent and Royal Bank of Canada as
                                  Co-Agent.

                     FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement (the "Amendment") dated as of March 4, 1994 by and among Maytag Corporation (the "Borrower"), the Banks listed below, Bank of Montreal, as Agent, and Royal Bank of Canada, as Co-Agent;

                             W I T H E S S E T H:

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agent have heretofore executed and delivered a Credit Agreement dated as of June 25, 1993 (the "Credit Agreement") with a June 24, 1994 Termination Date; and

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agent desire to amend the Credit Agreement to change the maximum permitted leverage ratio;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks, the Agent and the Co-Agent hereby agree as follows:

     1. Section 9.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

          Section 9.7. Leverage Ratio. The Borrower will, as of the last day of each fiscal quarter of the Borrower, maintain a ratio of Consolidated Indebtedness to the sum of Consolidated Indebtedness plus Consolidated Net Worth of not more than 0.635 to 1.00.

     2. The Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 7 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby, (b) no Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.

     3. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Amendment need be made in any note, instrument or other document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois, without regard to conflicts of law doctrine.

          Dated as of the date first above written.

                                        MAYTAG CORPORATION

                                        By /s/ T. C. Ringgenberg
                                           Its Vice President & Treasurer


                                        BANK OF MONTREAL, Chicago Branch,
                                           in its individual capacity as a
                                           Bank and as Agent

                                        By /s/ Robert K. Strong, Jr.
                                           Its Managing Director


                                        ROYAL BANK OF CANADA, in its
                                           individual capacity as a Bank
                                           and as Co-Agent

                                        By /s/ G. David Cole
                                           Its Senior Manager, Corporate
                                           Banking


                                        NBD BANK, N.A.

                                        By /s/ Curtis A. Price
                                           Its Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO

                                        By /s/ Susan L. Comstock
                                           Its Vice President

                                        THE FUJI BANK, LIMITED

                                        By /s/ Peter L. Chinnici
                                           Its Joint General Manager


                                        NATIONAL WESTMINSTER BANK PLC

                                        By /s/ Karen N. Grafe
                                           Its Vice President


                                        SOCIETY NATIONAL BANK

                                        By /s/ Janice M. Cook
                                           Its Vice President


                                        THE SUMITOMO BANK, LIMITED, CHICAGO
                                           BRANCH

                                        By /s/ Katsuyasu Iwasawa
                                           Its Joint General Manager


                                        TORONTO DOMINION (TEXAS), INC.

                                        By /s/ Warren Finlay
                                           Its Vice President


                                        PNC BANK, NATIONAL ASSOCIATION

                                        By /s/ Jon C. Otterberg
                                           Its Commercial Banking Officer

                              MAYTAG CORPORATION

                                 Exhibit 4(i)

  First Amendment, Dated as of March 4, 1994 to the U.S. $200,000,000 Credit Agreement, dated June 25, 1993 among Registrant, the banks Party Hereto and
    Bank of Montreal, Chicago Branch as Agent and Royal Bank of Canada as
                                  Co-Agent.

                     FIRST AMENDMENT TO CREDIT AGREEMENT

This First Amendment to Credit Agreement (the "Amendment") dated as of March 4, 1994 by and among Maytag Corporation (the "Borrower"), the Banks listed below, Bank of Montreal, as Agent, and Royal Bank of Canada, as Co-Agent;

                             W I T N E S S E T H:

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agent have heretofore executed and delivered a Credit Agreement dated as of June 25, 1993 (the "Credit Agreement") with a June 25, 1996 Termination Date; and

     WHEREAS, the Borrower, the Banks, the Agent and the Co-Agent desire to amend the Credit Agreement to change the maximum permitted leverage ratio;

     NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the Borrower, the Banks, the Agent and the Co-Agent hereby agree as follows:

      1. Section 9.7 of the Credit Agreement is hereby revised by deleting in subsection (i) the words "during the Borrower's 1993 fiscal year" and inserting in their place the words "through the Borrower's fiscal quarter ending March 31, 1994" and by deleting subsections (ii) and (iii) and inserting in their place the following subsections:

          (ii) 0.625 to 1.00 as of the last day of the Borrower's fiscal quarter ending June 30, 1994,

          (iii) 0.615 to 1.00 as of the last day of the Borrower's fiscal quarter ending September 30, 1994,

          (iv) 0.600 to 1.00 as of the last day of the Borrower's fiscal quarter ending December 31, 1994,

          (v) 0.590 to 1.00 as of the last day of the Borrower's fiscal quarter ending March 31, 1995,

          (vi) 0.580 to 1.00 as of the last day of the Borrower's fiscal quarter ending June 30, 1995,

          (vii) 0.560 to 1.00 as of the last day of the Borrower's fiscal quarter ending September 30, 1995, and

          (viii) 0.550 to 1.00 as of the last day of each fiscal quarter of the Borrower thereafter.

      2. The Borrower represents and warrants to each Bank that (a) each of the representations and warranties set forth in Section 7 of the Credit Agreement, as amended hereby, is true and correct on and as of the date of this Amendment (except that any such representation or warranty that expressly relates solely to an earlier date need only be true and correct as of such date) as if made on and as of the date of this Amendment and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby, (b) no Default or Event of Default has occurred and is continuing and (c) without limiting the effect of the foregoing, the Borrower's execution, delivery and performance of this Amendment has been duly authorized, and this Amendment has been executed and delivered by a duly authorized officer of the Borrower.

      3. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed shall be an original but all of which shall constitute one and the same instrument. Except as specifically amended and modified hereby, all of the terms and conditions of the Credit Agreement shall stand and remain unchanged and in full force and effect. No reference to this Amendment need be made in any note, instrument or other document making reference to the Credit Agreement, any such reference to the Credit Agreement (including any such reference herein, unless the context otherwise requires) to be deemed to be a reference to the Credit Agreement as amended hereby. All capitalized terms used herein without definition shall have the same meanings herein as they have in the Credit Agreement. This instrument shall be construed and governed by and in accordance with the laws of the State of Illinois, without regard to conflicts of law doctrine.

               Dated as of the date first above written.

                                        MAYTAG CORPORATION


                                        By /s/ T. C. Ringgenberg
                                           Its Vice President


                                        BANK OF MONTREAL, Chicago Branch,
                                           in its individual capacity as a
                                           Bank and as Agent


                                        By /s/ Robert K. Strong, Jr.
                                           Its Managing Director

                                        ROYAL BANK OF CANADA, in its
                                           individual capacity as a Bank
                                           and as Co-Agent


                                        By /s/ G. David Cole
                                           Its Senior Manager, Corporate
                                           Banking


                                        NBD BANK, N.A.


                                        By /s/ Curtis A. Price
                                           Its Vice President


                                        THE FIRST NATIONAL BANK OF CHICAGO


                                        By /s/ Susan L. Comstock
                                           Its Vice President


                                        THE FUJI BANK, LIMITED


                                        By /s/ Peter L. Chinnici
                                           Its Joint General Manager


                                        NATIONAL WESTMINSTER BANK PLC


                                        By /s/ Karen N. Grafe
                                           Its Vice President


                                        SOCIETY NATIONAL BANK


                                        By /s/ Janice M. Cook
                                           Its Vice President

                                        THE SUMITOMO BANK, LIMITED, CHICAGO
                                           BRANCH


                                        By /s/ Katsuyasu Iwasawa
                                           Its Joint General Manager


                                        TORONTO DOMINION (TEXAS), INC.


                                        By /s/ Warren Finlay
                                           Its Vice President


                                        PNC BANK, NATIONAL ASSOCIATION


                                        By /s/ Jon C. Otterberg
                                           Its Commercial Banking Officer